Exhibit 99.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

DONALD REITH, individually and on behalf of all others similarly situated,	) )
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Plaintiff,	)
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v.	)	C.A. No. 2018-0277-MTZ
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WARREN G. LICHTENSTEIN, GLEN M. KASSAN, WILLIAM T. FEJES, JR., JACK L. HOWARD, JEFFREY J. FENTON, PHILIP E. LENGYEL, JEFFREY S. WALD, STEEL PARTNERS HOLDINGS L.P., STEEL PARTNERS, LTD., SPH GROUP HOLDINGS LLC, HANDY & HARMAN LTD., and WHX CS CORP.,	) ) ) ) ) ) ) ) )
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Defendants,	)
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-and-)
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STEEL CONNECT, INC., a Delaware Corporation,	)
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Nominal Defendant.	)

STIPULATION AND AGREEMENT OF
COMPROMISE, SETTLEMENT, AND RELEASE

This Stipulation and Agreement of Compromise, Settlement, and Release (the “Stipulation,” the terms of which are the “Settlement”), dated as of October 18, 2024, is entered into between (i) Donald Reith (“Plaintiff”); (ii) Warren G. Lichtenstein (“Lichtenstein”), Glen M. Kassan (“Kassan”), William T. Fejes, Jr. (“Fejes”), Jack L. Howard (“Howard”), Jeffrey J. Fenton (“Fenton”), Jeffrey S. Wald (“Wald”) (collectively, the “Individual Defendants”),1 Steel Partners Holdings L.P. (“Steel Holdings”), SPH Group Holdings LLC2; and (iii) nominal defendant Steel Connect, Inc. (“STCN” or the “Company” and together with the Individual and Institutional Defendants, the “Defendants,” and the Defendants and Plaintiff together, the “Parties”). The Parties intend for this Stipulation to fully, finally, and forever resolve, discharge, and settle the action captioned Reith v. Lichtenstein, et al., C.A. No. 2018-0277-MTZ (the “Action”) and the Released Claims (as defined below), subject to the approval of the terms and conditions by the Court of Chancery of the State of Delaware (the “Court”);

[1]	Philip E. Lengyel (“Lengyel”) was also named as a defendant in this action. Lengyel died on December 15, 2019. A Notice of Suggestion of Death Upon the Record was filed on January 29, 2020, and no party moved to substitute another party. Accordingly, pursuant to Court of Chancery Rule 25(a)(1), the action was dismissed as to Lengyel.

[2]	Steel Holdings and SPH Group Holdings are referred to as the “Institutional Defendants.” The Individual Defendants and the Institutional Defendants are referred to as the “Individual and Institutional Defendants.”

WHEREAS, Plaintiff is a stockholder of the Company and was a stockholder during all relevant times;

WHEREAS, Plaintiff filed a Verified Stockholder Class Action and Derivative Complaint on April 13, 2018 (C.A. No. 2018-0277-TMR) (the “Complaint”);

WHEREAS, the Complaint sought relief directly on behalf of stockholders and derivatively on behalf of Nominal Defendant Steel Connect, Inc. based upon, among other things, alleged breach of fiduciary duties and unjust enrichment;

WHEREAS, the Complaint alleges, among other things, that:

(i) Steel Holdings is a controlling stockholder of the Company;

(ii) Individual Defendants breached their fiduciary duties when, effective December 15, 2017, they approved the sale of 35,000 shares of newly created Series C Convertible Preferred Stock to Steel Holdings for $1,000 per share, for an aggregate purchase price of $35 million (the “Preferred Stock Transaction”) and caused STCN to issue a total of 5.5 million shares of common stock (“STCN Common Stock”) and restricted stock as equity grants to three directors affiliated with Steel Holdings (the “Equity Grants”) for the purpose of entrenching Steel Holdings and increasing its control of the Company by approving transactions that provided Steel Holding’s majority control at an unfair price and appointing two additional directors to the Board of directors of STCN (the “Board”) who lack independence from Steel Holdings;

(iii) Individual Defendants breached their fiduciary duties by filing and seeking stockholder action on the basis of a materially false and misleading Proxy Statement dated March 19, 2018 filed as Schedule 14A with the SEC (the “2017 Proxy”);

(iv) Individual Defendants breached their fiduciary duties by approving and/or accepting a stock award in violation of the terms of the Company’s stockholder-approved 2010 Incentive Award Plan (the “2010 Plan”); and

(v) Defendants Steel Holdings and SPH Group Holdings LLC, aided and abetted the Individual Defendants’ breaches of fiduciary duties by causing the Board to approve the Preferred Stock Transaction and the Equity Grants for Steel Holding’s benefit;

WHEREAS, the Complaint sought the following, among other, relief:

(i) A finding that the Equity Grants were not authorized by the 2010 Plan;

(ii) An order for rescission of 2018 amendments to the 2010 Plan and of the 1,450,000 shares granted to Lichtenstein, Howard, and Fejes contingent on those amendments;

(iii) An order for disgorgement of any compensation, stock, or Company property wrongfully obtained;

(iv) A finding that the 2017 Proxy was false and misleading;

(v) An award for the Company and/or the Class (as defined below) of the amount of damages it sustained as a result of Defendants’ alleged breaches of fiduciary duties and waste of corporate assets; and

(vi) An award for Plaintiff of the costs, expenses, and disbursements of the action, including any attorneys’ and experts’ fees and, if applicable, pre-judgment and post-judgment interest;

WHEREAS, on June 8, 2018, Defendants moved to dismiss the Complaint (the “Motions to Dismiss”);

WHEREAS, on June 28, 2019, the Court issued a memorandum opinion granting in part and denying in part the Motions to Dismiss;

WHEREAS, on February 18, 2022, the Parties filed a Stipulation and Agreement of Compromise, Settlement, and Release (the “Previous Settlement Stipulation”) contemplating the settlement of the Action (the “Previous Settlement”);

WHEREAS, on September 21, 2022, the Parties filed an amendment to the Previous Settlement Stipulation;

WHEREAS, on September 23, 2022, the Court rejected the Previous Settlement;

WHEREAS, on April 30, 2023, the Company, Steel Holdings and certain entities affiliated with Steel Holdings (together with Steel Holdings, the “SP Investors”) entered into a transfer and exchange agreement pursuant to which Steel Holdings and certain affiliates transferred certain assets held by them in exchange for 3,500,000 shares of Series E Convertible Preferred Stock of the Company (the “Exchange Transaction”);

WHEREAS, in connection with and as a condition of the Exchange Transaction, the Company and the SP Investors entered into a stockholders’ agreement dated April 30, 2023 (the “Stockholders’ Agreement”);

WHEREAS, the Stockholders’ Agreement defines “Reith Litigation Proceeds” as all cash compensation, payments, penalties, interest and other damages, if any, recovered or received by the Company or any of its Affiliates (as defined in the Stockholders’ Agreement) as a result of the Reith Claims (as defined in the Stockholders’ Agreement), whether such compensation, penalties, interest or other damages are recovered at trial, upon appeal or in settlement;

WHEREAS, the Stockholders’ Agreement defines “Reith Litigation Expenses” as, without duplication, the sum of all documented out-of-pocket fees, costs and expenses (including attorneys’ fees and expenses) reasonably incurred by the Company or any Subsidiary (as defined in the Stockholders’ Agreement) of the Company in pursuing, prosecuting and settling the Reith Claims; which shall (i) include (x) the fees and expenses of advisors and witnesses (including expert witnesses), court costs and out-of-pocket expenses reasonably incurred by current or former employees or advisors of the Company (excluding any compensation expenses of current employees of the Company) and (y) any Tax (as defined in the Stockholders’ Agreement) accrued or incurred as a result of the Company’s receipt of the Reith Litigation Proceeds to the extent that such Tax is not capable of being offset by any net-operating loss carryforwards or any current losses or deductions in the current year in which the Reith Litigation Proceeds are received, and (ii) exclude (x) any fees, costs and expenses incurred by any member of the SP Group (as defined in the Stockholders’ Agreement) and their Affiliates (other than the Company and any Subsidiary of the Company) and (y) any fees, costs and expenses that were paid from any settlement amount prior to distribution of the Reith Litigation Proceeds to the Company, in each case, as determined in good faith by the Independent Audit Committee (as defined in the Stockholder’s Agreement);

WHEREAS, the Stockholders’ Agreement required seventy percent (70%) of any “Reith Net Litigation Proceeds” (the Reith Litigation Proceeds minus the Reith Litigation Expenses) to be promptly distributed by way of a special dividend or other distribution, as determined by the Board (the “Reith Distribution”), to the holders of STCN Common Stock outstanding on the record date (the “Record Date”) set by the Board for such dividend or other distribution, with the remaining thirty percent (30%) of the Reith Net Litigation Proceeds being retained by the Company;

WHEREAS, in the Stockholders Agreement, the SP Investors agreed to waive any right to receive any portion of the Reith Distribution to the extent of any shares of STCN Common Stock held by the SP Investors as of the Closing (as defined in the Stockholders’ Agreement) or acquired upon conversion of the Convertible Instruments (as defined in the Stockholders’ Agreement), provided, however, to the extent any SP Investor acquired STCN Common Stock after the Closing (other than in connection with the conversion of the Convertible Instruments), it would be entitled to its pro-rata portion of the Reith Distribution with respect to its Net-Positive After-Acquired Stock Position (as defined in the Stockholders’ Agreement);

WHEREAS, Plaintiff acknowledges that the Stockholders’ Agreement is not consideration for this Settlement, but he acknowledges that the Stockholders’ Agreement put in place protections for STCN’s minority stockholders in part in response to the claims asserted in this Action, and would have served as a partial remedy for claims made by Plaintiff in this Action;

WHEREAS, Defendants acknowledge that Plaintiff’s prosecution of the claims in this Action was a substantial cause of the Stockholders’ Agreement;

WHEREAS, on June 21, 2023, the Company filed a certificate of amendment to the Company’s restated certificate of incorporation (the “Charter”) with the Secretary of State of the State of Delaware to effect a 1-for-3,500 reverse stock split (the “Reverse Stock Split”) of STCN Common Stock, par value $0.01 per share, followed immediately by the filing of a certificate of amendment to the Charter with the Secretary of State of the State of Delaware to effect a 375-for-1 forward stock split of STCN Common Stock (the “Forward Stock Split,” and, together with the Reverse Stock Split, the “Reverse/Forward Stock Split”);

WHEREAS, on a net basis, the Reverse/Forward Stock Split resulted in an approximate 1-for-9.333 reverse stock split;

WHEREAS, before bringing the Complaint, Plaintiff and his counsel obtained from the Company books and records under Section 220 of the Delaware General Corporation Law (the “220 Demand”);

WHEREAS, Plaintiff’s counsel obtained and reviewed extensive document discovery produced or served in the Action, which totaled approximately 20,000 documents before the Parties filed the Previous Settlement Stipulation;

WHEREAS, following the rejection of the Previous Settlement, Plaintiff noticed nine depositions, prepared an updated scheduling order reflecting a new trial date, and pursued discovery with Defendants and third parties;

WHEREAS, Plaintiff’s pursuit of additional discovery resulted in the production of approximately 4,300 pages of documents by Stout Risius and Ross, LLC and approximately 3,400 pages of documents by Cerberus Business Finance LLC in response to subpoenas served by Plaintiff, as well as the depositions of Defendants Fejes, Howard, and Fenton;

WHEREAS, on January 4, 2024, the Parties conducted a mediation (the “Mediation”) before the Honorable Vice Chancellor Joseph R. Slights III (the “Mediator”);

WHEREAS, at the end of the Mediation, upon confirming that Steel Holdings would, subject to board approval, agree to increase the allocation of any Reith Net Litigation Proceeds to holders of STCN Common Stock to one hundred percent (100%), the Mediator proposed the following (the “Mediator’s Proposal”): “The insurers . . . shall together fund the monetary component of a proposed settlement on behalf of all defendants named in the above-referenced action in the total amount of $6 million cash. That payment obligation, and Plaintiff’s obligation to accept that sum, are conditioned upon the parties to the action reaching agreement on substantive corporate governance reforms. The obligations to pay and accept the monetary consideration are further conditioned upon the parties’ negotiation of a binding, customary settlement agreement, to include a release of claims pending in the action, and approval of the settlement by the Court of Chancery.”;

WHEREAS, on January 10, 2024, all Parties accepted the Mediator’s Proposal;

WHEREAS, the Parties subsequently negotiated a potential settlement based on the Mediator’s Proposal and agreed: (a) that officers and directors of the Company would not receive any portion of any Reith Distribution; (b) that if the Reith Litigation Expenses exceeded $450,000, Plaintiff could terminate the Settlement unless Defendants agreed to cap such Reith Litigation Expenses at no more than $450,000, exclusive of any fees and expenses awarded to Plaintiff and Plaintiff’s counsel; and (c) on the corporate governance reforms detailed in Exhibits A and B hereto;

WHEREAS, on April 8, 2024, the Parties executed a Memorandum of Understanding (“MOU”) contemplating the Settlement among the Parties;

WHEREAS, the Parties have reached agreement on all Settlement terms aside from the source of any potential mootness fee awarded under a successful Mootness Fee Application (as defined below);

WHEREAS, following an analysis of the strengths and weaknesses of the Action, including review and analysis of the discovery received, Plaintiff’s counsel believe that the settlement consideration reflected below provides the Company and its stockholders with substantial benefits that address each of the claims in the Complaint, to the extent such claims were not dismissed;

WHEREAS, Plaintiff and Plaintiff’s counsel have determined that the terms of the Settlement are fair, reasonable, adequate, and in the best interests of the Company and its stockholders and that it is reasonable to pursue a settlement of the Action based upon those terms and the procedures outlined herein;

WHEREAS, at all times, each of the Individual and Institutional Defendants has denied, and continues to deny, the allegation of wrongdoing in the Complaint, including that he or it committed a breach of a fiduciary duty;

WHEREAS, each of the Individual and Institutional Defendants expressly maintains that he or it has at all times complied with his or its fiduciary and other legal duties; and

WHEREAS, Defendants are entering into this Stipulation solely because the Settlement will eliminate the burden, expense, distraction, and uncertainties inherent in further litigation.

NOW, THEREFORE, IT IS STIPULATED AND AGREED, in consideration of the benefits set forth below, and subject to the approval of the Court pursuant to Court of Chancery Rules 23 and 23.1, that the Action and the Released Claims shall be compromised, settled, released, and dismissed with prejudice on the merits and without costs (except as provided below), subject to the following terms and conditions:

SETTLEMENT CONSIDERATION

1. Within twenty (20) calendar days after the Effective Date (as defined below), the parties to the Stockholders’ Agreement shall amend it as reflected in Exhibit A.

2. Within twenty (20) calendar days after the Effective Date, the Individual and Institutional Defendants shall cause their directors’ and officers’ liability insurance carriers to pay the amount of $6,000,000 in cash (the “Settlement Payment”) to STCN for distribution in accordance with the Stockholders’ Agreement as amended, so as to distribute one hundred percent (100%) of the Reith Net Litigation Proceeds to the Holders of STCN Common Stock as determined on the Record Date (the “Increased Reith Distribution”). For the avoidance of doubt, STCN shall have no right to receive the Settlement Payment other than for purposes of deducting and paying or reimbursing the Reith Litigation Expenses and serving as a payment agent for the Increased Reith Distribution.

3. The SP Investors have agreed to waive any right to receive any portion of the Increased Reith Distribution to the extent of any shares of STCN Common Stock held by the SP Investors as of the Closing (as defined in the Stockholders’ Agreement) or acquired upon conversion of the Convertible Instruments (as defined in the Stockholders’ Agreement), provided, however, as agreed upon in the Stockholders Agreement, to the extent any SP Investor has acquired or will acquire STCN Common Stock after the Closing (other than in connection with the conversion of the Convertible Instruments), it will be entitled to its pro-rata portion of the Increased Reith Distribution with respect to its Net-Positive After-Acquired Stock Position (as defined in the Stockholders’ Agreement).

4. All directors and officers of STCN have agreed to waive any right to receive any portion of the Increased Reith Distribution to the extent of any shares of STCN Common Stock they hold.

5. In no circumstance shall any Individual Defendant or Institutional Defendant be required to pay any portion of the Settlement Payment.

6. A total of 3.3 million equity shares of STCN Common Stock, consisting of 450,000 unvested shares and 2,850,000 vested shares (the “Surrendered Shares”), were surrendered by Lichtenstein, Fejes and Howard to STCN and cancelled.3 While the Surrendered Shares are not consideration for this Settlement, Plaintiff acknowledges that the Surrendered Shares reduced, and would have served as an offset against, Plaintiff’s claims for damages against Defendants in the Action, and Defendants acknowledge that Plaintiff’s prosecution of the claims in this Action was the cause of the surrender of the Surrendered Shares. Defendants represent that they would not have surrendered the Surrendered Shares absent the Previous Settlement, but Defendants ultimately decided to surrender them earlier than required under the Previous Settlement on account of tax considerations associated with the calendar year in which the surrender would be deemed to have occurred.

7. If the Court declines to approve the Settlement, the Settlement is terminated, or the Effective Date otherwise fails to occur, the Settlement Payment and any interest accrued thereon shall be returned to the directors’ and officers’ liability insurance carriers that funded the Settlement Payment.

8. The Settlement requires, and shall be conditioned upon, the STCN Board’s approval and implementation of the Corporate Governance Matters set forth in Exhibit B within fourteen (14) calendar days of the Effective Date.

CLASS CERTIFICATION

9. Solely for purposes of the Settlement and for no other purpose, the Parties stipulate and agree that Plaintiff will request that the Court provide in the Order and Final Judgment that the Class be certified for settlement purposes only pursuant to Delaware Court of Chancery Rules 23(a), 23(b)(1) and/or 23(b)(2) as on a non-opt-out basis as set forth in paragraph 8 of Exhibit D hereto (described below). The Class shall be defined as: ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF SHARES OF COMMON STOCK OF STEEL CONNECT, INC. WHO OWNED SHARES BETWEEN AND INCLUDING DECEMBER 15, 2017 AND FEBRUARY 18, 2022 WITH STANDING TO ASSERT RELEASED CLAIMS, INCLUDING ANY AND ALL OF THEIR RESPECTIVE SUCCESSORS-IN-INTEREST, SUCCESSORS, PREDECESSORS-IN-INTEREST, PREDECESSORS, REPRESENTATIVES, TRUSTEES, EXECUTORS, ADMINISTRATORS, ESTATES, HEIRS, TRANSFEREES, AND ASSIGNS, IMMEDIATE AND REMOTE, AND ANY PERSON ACTING FOR OR ON BEHALF OF, OR CLAIMING UNDER, ANY OF THEM, AND EACH OF THEM, TOGETHER WITH THEIR RESPECTIVE SUCCESSORS-IN-INTEREST, SUCCESSORS, PREDECESSORS-IN-INTEREST, PREDECESSORS, TRANSFEREES, AND ASSIGNS, IN THEIR CAPACITIES AS SUCH ONLY.

10. In the event that this Settlement is terminated in accordance with the terms hereof, Defendants reserve the right to oppose certification of any plaintiff class in future proceedings.

[3]	The Surrendered Shares were cancelled prior to the Reverse/Forward Stock Split. The Surrendered Share count is expressed in Pre-Reverse/Forward Stock Split shares.

RELEASE OF CLAIMS

11. Effective upon the Effective Date:

(a) Release of Defendant Releasees: Plaintiff, STCN, and each and every member of the Class, including any and all of their respective successors-in-interest, successors, predecessors-in-interest, predecessors, representatives, trustees, executors, administrators, estates, heirs, transferees, and assigns, immediate and remote, and any person acting for or on behalf of, or claiming under, any of them, and each of them, together with their respective successors-in-interest, successors, predecessors-in-interest, predecessors, transferees, and assigns in their capacities as such only (collectively, the “Company Stockholders”), fully, finally, and forever release, settle, and discharge, and shall forever be enjoined from prosecuting, against the Individual and Institutional Defendants, all past and present officers and directors of STCN, any other of Defendants’ or STCN’s past and present officers or directors, and any of their respective agents, representatives, estates, affiliates, direct and indirect parent and subsidiary entities, partners, members, insurers, reinsurers, and advisors (collectively, the “Defendant Releasees”), any and all claims, complaints, petitions, sanctions, or assertions of wrongdoing in any way, shape or form, including unknown claims (as defined in subparagraph 11(c)), that Plaintiff asserted in the complaint filed in the Action, or that STCN could have asserted directly, or that Plaintiff or any other STCN stockholder could have asserted derivatively on behalf of STCN or that any Class member could have asserted directly, in any forum, based upon, arising out of, relating to, or concerning (which phrases are intended to be construed as broadly as permitted under applicable Delaware law as to the scope of releases provided in consideration for settlement of derivative or class claims) the matters alleged in any complaint filed in the Action, including without limitation (i) equity shares granted by STCN to Lichtenstein, Fejes and Howard; (ii) the December 2017 ModusLink/IWCO merger and the financing arrangements concurrent therewith, including the preferred stock transaction between STCN and SPH Group Holdings LLC; and (iii) the 2017 Proxy and the stockholder vote that followed it (collectively, “Plaintiff’s Released Claims”). Notwithstanding anything to the contrary herein, Plaintiff’s Released Claims shall not include (a) claims relating to the enforcement of the Settlement; (b) claims between STCN or its officers, directors, or employees, on the one hand, and any insurer for STCN or any of the Defendants, on the other hand; (c) claims for any conduct after April 8, 2024; (d) claims arising from the Exchange Transaction; or (e) claims for any conduct regarding any proposed combination of Steel Holdings and the Company that is not alleged in the Action.

(b) Release of Plaintiff Releasees: The Individual and Institutional Defendants, on behalf of themselves, and their respective heirs, executors, administrators, predecessors, successors, and assigns in their capacities as such only, will fully, finally and forever release, settle, and discharge, and shall forever be enjoined from prosecuting, against Plaintiff, his respective counsel, and all agents, representatives, estates, insurers, reinsurers, and advisors of any of the foregoing (collectively, the “Plaintiff Releasees”), any and all claims, complaints, petitions, sanctions, or assertions of wrongdoing in any way, shape or form, including unknown claims (as defined in subparagraph 11(c)), arising out of or relating to the 220 demand, or the investigation, commencement, prosecution or settlement of the Action (the “Defendants’ Released Claims” and together with Plaintiff’s Released Claims, the “Released Claims”). Notwithstanding anything to the contrary herein, Defendants’ Released Claims shall not include (a) any claims relating to the enforcement of the Settlement; and (b) claims involving any insurer for STCN or any of the Defendants.

(c) Release of Unknown Claims: With respect to the releases set forth in subparagraphs (a) and (b) above, the Parties stipulate and agree that Plaintiff and Defendants expressly waive, and each of the Class members shall be deemed to have, and by operation of the Judgment shall have, expressly waived, relinquished, and released any and all provisions, rights, and benefits conferred by Cal. Civ. Code § 1542 or any law of any state or territory of the United States or other jurisdiction, or principle of common law or foreign law, which is similar, comparable, or equivalent to Cal. Civ. Code § 1542, which provides:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

Plaintiff and Defendants acknowledge, and the other Class members and STCN by operation of law shall be deemed to have acknowledged, that they may discover facts in addition to or different from those now known or believed to be true with respect to those releases, but that it is the intention of Plaintiff and Defendants, and by operation of law STCN and the other Class members, to completely, fully, finally, and forever extinguish any and all claims within the scope of those releases, known or unknown, suspected or unsuspected, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. Plaintiff and Defendants acknowledge, and STCN and the other Class members by operation of law shall be deemed to have acknowledged, that the inclusion of “unknown claims” in subparagraphs (a) and (b) above was separately bargained for and was a key element of the Settlement.

CONDITIONS OF THE SETTLEMENT

12. The Settlement shall be null and void and of no force and effect if the terms of the Settlement, except for the Settlement Fees and Expenses Application and Mootness Fee Application, do not receive Final Court Approval, in which case the Parties shall revert back to their litigation positions prior to entering into this Stipulation. For the avoidance of doubt, the Parties agree that Court approval of the Settlement Fees and Expenses Application and Mootness Fee Application is not a condition precedent to the Settlement or Final Court Approval thereof.

13. Nothing in this Stipulation or the Settlement shall authorize, restrict, or limit the power and ability of the Board of the Company from making future grants of equity to any officer, director, or employee of the Company, or otherwise providing compensation to any officer, director, or employee of the Company, including the Individual Defendants, except as set forth in the corporate governance provisions hereof. All Parties reserve all rights with respect to any future awards of equity or other compensation to any officer, director, or employee of the Company.

14. Should the Reith Litigation Expenses, exclusive of any fees and expenses awarded to Plaintiff and Plaintiff’s counsel, exceed $450,000, Plaintiff shall have the right to terminate this Settlement and the underlying MOU, unless Defendants agree that the Reith Litigation Expenses, exclusive of any fees and expenses awarded to Plaintiff and Plaintiff’s counsel, shall be capped at $450,000.

SUBMISSION AND APPLICATION TO THE COURT

15. As soon as practicable, Plaintiff’s counsel shall submit this Stipulation together with its Exhibits to the Court, and the Parties shall apply jointly for entry of an order (the “Scheduling Order”), substantially in the form attached hereto as Exhibit C, providing for, among other things: (i) approval of the form and content of the proposed notice of the Settlement; and (ii) confirmation that the final settlement hearing (the “Settlement Hearing”) will occur on December 13, 2024, as set by the Court’s September 13, 2024 order in this Action. At the Settlement Hearing, the Parties shall jointly request that the Final Order and Judgment (the “Judgment”) be entered substantially in the form attached as Exhibit D.

16. The Parties agree to expend best efforts to obtain Final Court Approval of the Settlement on the terms provided herein.

NOTICE

17. The Company shall be responsible for providing Notice of the Settlement in the form and manner directed by the Court (when approved by the Court, the “Notice”), substantially in the form attached hereto as Exhibit E. The Company shall cause to be paid all costs and expenses incurred in providing the Notice as part of the Reith Litigation Expenses, including any costs and expenses associated with any additional copies of the Notice requested by record holders of STCN Common Stock (whether for purpose of providing the Notice to beneficial owners or otherwise). If for any reason the Settlement does not obtain Final Court Approval, any moneys expended on providing notice or implementing the Settlement shall not be refundable.

EFFECTIVE DATE/FINAL COURT APPROVAL

18. The “Effective Date” of the Settlement shall be the first date by which the Court has entered the Judgment and such Judgment has received “Final Court Approval.” “Final Court Approval” of any Court Order shall mean (i) if no appeal is filed, the expiration date of the time for filing or noticing of any appeal of the Judgment; or (ii) if there is an appeal from the Judgment, the date of (a) final dismissal of all such appeals, or the final dismissal of any proceeding on certiorari or otherwise to review the Judgment, or (b) the date the Judgment is finally affirmed on appeal, the expiration of the time to file a petition for a writ of certiorari or other form of review, or the denial of a writ of certiorari or other form of review of the Judgment, and, if certiorari or other form of review is granted, the date of final affirmance of the Judgment after such review. However, any appeal or proceeding seeking subsequent judicial review pertaining solely to an order issued with respect to attorneys’ fees or expenses and/or an incentive award payable to Plaintiff shall not in any way delay the Effective Date of the Settlement.

INTERIM INJUNCTION

19. Subject to an order of the Court, pending final determination of whether the Settlement should be approved, Plaintiff and all the Company Stockholders will be barred and enjoined, to the maximum extent permitted under law, from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any of Plaintiff’s Released Claims, either directly, representatively, derivatively, or in any other capacity, against the Defendant Releasees, and all pending deadlines in any and all such actions shall be suspended.

ATTORNEYS’ FEES AND EXPENSES

20. The Parties did not discuss attorneys’ fees before finalizing the substantive terms of this Stipulation. Defendants acknowledge that Plaintiff’s counsel is entitled to a fee award for the benefits achieved in the Settlement and any other benefits achieved by the Action. In connection with the Settlement, Plaintiff’s counsel intends to apply for an award of fees and reimbursement of Plaintiff’s attorneys’ expenses of no more than $1.2 million (the “Settlement Fees and Expenses Application”), with such award to be considered a Reith Litigation Expense pursuant to the MOU and the Stockholders’ Agreement. Defendants reserve all rights with respect to such Settlement Fees and Expenses Application. Additionally, Plaintiff’s counsel reserve the right to apply for a mootness fee from STCN of no more than $1 million for all benefits provided to the Company and Class prior to this Settlement as a result of the Action (the “Mootness Fee Application”). Defendants reserve all rights with respect to such Mootness Fee Application, including, but not limited to, whether any resulting award should be considered a Reith Litigation Expense pursuant to the MOU and Stockholders’ Agreement. The Court’s disposition of the Settlement Fees and Expenses Application and/or the Mootness Fee Application shall not affect the validity of the Settlement.

21. Plaintiff’s counsel’s fee and expenses award(s) pursuant to the Settlement Fees and Expenses Application and/or the Mootness Fee Application shall be paid within twenty-five (25) calendar days after the latest of (i) the Effective Date, (ii) the exhaustion of any appeals from the order awarding fees or the expiration of time to appeal, and (iii) the date on which Plaintiff’s counsel provides to Defendants’ Counsel written payment and wire instructions, which are verbally confirmed, and a signed W-9 reflecting a valid taxpayer identification number for the account into which the fee award is to be deposited. For the avoidance of doubt, in no circumstance shall any Individual Defendant or Institutional Defendant be required to pay any portion of Plaintiff’s attorneys’ fees or expenses.

22. An award of attorneys’ fees or expenses or incentive awards to Plaintiff or Plaintiff’s counsel is not a necessary term of the Settlement and shall not be a condition of the Settlement. Neither Plaintiff nor Plaintiff’s counsel may cancel or terminate the Settlement based on the Court’s or any appellate court’s ruling on attorneys’ fees or expenses or incentive awards to Plaintiff.

23. Plaintiff’s counsel may request that the Court allocate a portion of the amount awarded pursuant to the Settlement Fees and Expenses Application to Plaintiff as an incentive award in consideration of Plaintiff’s time and effort in connection with the prosecution of Plaintiff’s claims on behalf of the Company and its stockholders. Any amount so allocated shall come out of the amount awarded under the Settlement Fees and Expenses Application, and shall not increase the amount of that application. No portion of the amount awarded shall be allocated or paid to Plaintiff except insofar as the Court expressly approves such a payment, and then, only in the amount approved by the Court.

24. Except as provided in this Stipulation or ordered by the Court upon its disposition of the Mootness Fee Application against STCN, the Defendant Releasees and STCN shall bear no other expenses, costs, damages, or fees alleged or incurred by any of Plaintiff’s counsel, or by Plaintiff, or by any of any Plaintiff’s attorneys, experts, advisors, agents, or representatives in connection with the Action, the Settled Claims, or the Settlement. The Plaintiff Releasees shall bear no expenses, costs, damages, or fees alleged or incurred by any Defendant, or by any of any Defendants’ attorneys, experts, advisors, agents or representatives in connection with the Action, the Settled Claims, or the Settlement.

TERMINATION

25. If the Court declines to enter the Judgment, or if the Judgment is entered but reversed on appeal, any Party may terminate the Settlement by filing with the Court and serving all other parties with a written notice of the Party’s election to withdraw from and terminate the Settlement.

26. In the event that any final injunction, decision, order, judgment, determination, or decree is entered or issued by any court or governmental entity prior to Final Court Approval of this Stipulation and the Settlement embodied herein that would make consummation of the Settlement in accordance with the terms of this Stipulation unlawful or that would restrain, prevent, enjoin, or otherwise prohibit consummation of the Settlement, any Party may terminate the Settlement by filing with the Court and serving all other parties with a written notice of the Party’s election to withdraw from and terminate the Settlement. In addition, in the event that any preliminary or temporary injunction, decision, order, determination, or decree (an “Interim Order”) is entered or issued by any court or governmental entity prior to Final Court Approval of this Stipulation and the Settlement that would restrain, prevent, enjoin, or otherwise prohibit consummation of the Settlement, then, notwithstanding anything herein to the contrary, the Parties shall have no obligation to consummate the Settlement unless and until such Interim Order expires or is terminated or modified in a manner such that consummation of the Settlement in accordance with the terms of this Stipulation would no longer be restrained, prevented, enjoined, or otherwise prohibited.

27. In the event that the Settlement is terminated pursuant to the terms of this Stipulation or the Effective Date of the Settlement otherwise fails to occur, then: (i) this Stipulation, and the Settlement, including without limitation the releases under Paragraph 11 above, shall be null and void; (ii) the fact of the Settlement and the contents of this Stipulation shall not be admissible in any trial of the Action; (iii) the Parties shall be deemed to have returned to their respective litigation positions in the Action immediately prior to the date of execution of the Stipulation; and (iv) the Parties shall proceed in all respects as if this Stipulation and any related orders had not been entered.

ENTIRE AGREEMENT

28. This Stipulation and its Exhibits constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all written or oral communications, agreements, or understandings that may have existed prior to the execution of this Stipulation. No representations, warranties, or statements of any nature whatsoever, whether written or oral, have been made to or relied upon by any Party concerning this Stipulation or its Exhibits, other than the representations, warranties, and covenants expressly set forth in such documents.

CONSTRUCTION

29. This Stipulation shall be construed in all respects as jointly drafted and shall not be construed, in any way, against any Party on the ground that the Party or its counsel drafted this Stipulation.

30. Headings have been inserted for convenience only and will not be used in determining the terms of this Stipulation.

GOVERNING LAW; CONTINUING JURISDICTION

31. This Stipulation and the Settlement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to Delaware’s principles governing choice of law. The Parties irrevocably and unconditionally (i) consent to submit to the sole and exclusive jurisdiction of the Court of Chancery of the State of Delaware for any litigation arising out of or relating in any way to this Stipulation or the Settlement (or if subject-matter jurisdiction is lacking, to the Superior Court of the State of Delaware); (ii) agree that any dispute arising out of or relating in any way to this Stipulation or the Settlement shall not be litigated or otherwise pursued in any forum or venue other than any such court; (iii) waive any objection to the laying of venue of any such litigation in any such court; (iv) agree not to plead or claim in any such court that such litigation brought therein has been brought in any inconvenient forum; and (v) expressly waive any right to demand a jury trial as to any such dispute.

AMENDMENTS

32. This Stipulation may be modified or amended only by a writing, signed by the Parties (or their duly authorized counsel), that refers specifically to this Stipulation.

SETTLEMENT NOT AN ADMISSION

33. The provisions contained in the Settlement and this Stipulation shall not be deemed a presumption, concession, or admission by any Party to this Stipulation of any fault, liability (or lack thereof), or wrongdoing, or any infirmity or weakness of any claim or defense, as to any facts or claims (including the Settled Claims) that have been or might be alleged or asserted in the Action, or any other action or proceeding that has been, will be, or could be brought, and shall not be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any person in the Action, or in any other action or proceeding, whether civil, criminal, or administrative, for any purpose other than as permitted by applicable court rules and rules of evidence. Plaintiff and Plaintiff’s counsel make no admission or concession concerning any weakness or infirmity in Plaintiff’s claims in the Action, and maintain that Plaintiff’s claims have had substantial merit at all times.

BINDING EFFECT

34. This Stipulation shall be binding upon and inure to the benefit of the Parties hereto and their respective agents, executors, heirs, successors, and assigns.

COUNTERPARTS

35. This Stipulation may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed to be an original but all of which together shall constitute one and the same instrument.

AUTHORITY

36. This Stipulation will be executed by counsel for each of the Parties, each of whom represents and warrants that they have the authority from their client(s) to enter into this Stipulation and bind their clients hereto.

OWNERSHIP OF SHARES; NON-ASSIGNMENT OF CLAIMS

37. Plaintiff represents and warrants that he has been a stockholder of the Company at all relevant times, continually to the present, that as of the date hereof he continues to hold stock in the Company, and that he shall continue to hold such stock in the Company through the Effective Date. Plaintiff further represents that he has not assigned the claims asserted in the Action, or any of the Plaintiff’s Released Claims, to any person.

NO WAIVER

38. Any failure by any Party to insist upon the strict performance by any other Party of any of the provisions of this Stipulation shall not be deemed a waiver of any of the provisions hereof, and such Party, notwithstanding such failure, shall have the right thereafter to insist on the strict performance of any and all of the provisions of this Stipulation to be performed by such other Party. No waiver, express or implied, by any Party of any breach or default in the performance by the other Party of its obligations under this Stipulation shall be deemed or construed to be a waiver of any other breach, whether prior, subsequent, or contemporaneous, under this Stipulation.

CONFIDENTIALITY

39. Plaintiff, Defendants, and their counsel agree, to the extent permitted by law, that all agreements made before and during the course of the Action relating to confidentiality of information shall survive this Stipulation.

IN WITNESS WHEREOF, the undersigned Parties, by and through their respective counsel, have executed this Stipulation as of the date set forth above.

[Signature page follows]

OF COUNSEL:	/s/ A. Thompson Bayliss
A. Thompson Bayliss (#4379)
George M. Garvey	Eric A. Veres (#6728)
MUNGER, TOLLES & OLSON LLP	ABRAMS & BAYLISS LLP
350 South Grand Avenue	20 Montchanin Road, Suite 200
Los Angeles, CA 90071	Wilmington, Delaware 19807
(213) 683-5153	(302) 778-1000
baylis@abramsbayliss.com

Attorneys for Defendants
Warren G. Lichtenstein, Glen M. Kassan, William T. Fejes, Jr., Jack L. Howard, Steel Partners Holdings L.P., and SPH Group Holdings LLC

/s/ Matthew D. Perri
Richard P. Rollo (#3994)
Matthew D. Perri (#6066)
Andrew L. Milam (#6564)
RICHARDS, LAYTON
& FINGER, P.A.
One Rodney Square
920 North King Street
Wilmington, Delaware 19801
(302) 651-7700
perri@rlf.com

Attorneys for Defendants
Jeffrey J. Fenton and Jeffrey S. Wald

/s/ Andrea S. Brooks
Andrea S. Brooks (#5064)
WILKS LAW LLC
4250 Lancaster Pike, Suite 200
Wilmington, Delaware 19805
(302) 225-0850
abrooks@wilks.law

Attorneys for Nominal Defendant
Steel Connect, Inc

OF COUNSEL:	/s/ Travis Ferguson
Travis Ferguson (#6029)
Donald J. Enright	MCCARTER & ENGLISH, LLP
Elizabeth K. Tripodi	405 North King Street, 8th Floor
Brian Stewart	Wilmington, DE 19801
LEVI & KORSINSKY, LLP	(302) 984-6300
1101 Vermont Avenue NW, Suite 700	tferguson@mccarter.com
Washington, DC 20005
(202) 524-4291	Attorneys for Plaintiff

Exhibit a

EXECUTION VERSION

FORM OF AMENDED AND RESTATED

STOCKHOLDERS’ AGREEMENT

STOCKHOLDERS’ AGREEMENT, effective [ ], 20241 (the “Effective Date”) (this “Agreement”), by and among Steel Connect, Inc., a Delaware corporation (the “Company”), Steel Partners Holdings L.P., a Delaware limited partnership (“SP”) and the Persons (as defined below) affiliated with SP identified on the signature page hereto (together with SP, the “SP Investors”).

RECITALS

WHEREAS, the Company and the SP Investors previously entered into the Stockholders’ Agreement dated as of April 30, 2023 (the “Original Agreement”);

WHEREAS, as of the date of the Original Agreement, the SP Investors beneficially owned [ ]% of the outstanding equity interest of the Company, on an as-converted basis, including 3,500,000 shares of Series E Convertible Preferred Stock of the Company (the “Series E Preferred Stock”) acquired pursuant to that certain Transfer and Exchange Agreement, dated as of April 30, 2023 by and among the Company, SP and certain Affiliates of SP (the “Transfer and Exchange Agreement”); and

WHEREAS, the Company entered into a Memorandum of Understanding, dated as of April 8, 2024 (the “MOU”), with respect to the settlement of the Reith Litigation (as defined herein) whereby the Company, SP, and SPH Group Holdings LLC agreed to amend the Original Agreement to reflect the agreements set forth in the MOU.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1
CERTAIN DEFINITIONS

Section 1.01 Certain Definitions.

As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, such first Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

[1]	NTD: To be dated no later than 14 calendar days after court approval.

“Agreement” has the meaning set forth in the preamble.

“Board” means the Board of Directors of the Company.

“Business Day” means any day, other than Saturday, Sunday or a federal holiday, and shall consist of the time period from 12:01 a.m. through 12:00 midnight Eastern time.

“Bylaws” means the Fourth Amended and Restated Bylaws of the Company, effective June 23, 2014, as they may hereafter be amended from time to time.

“Charter” means the Restated Certificate of Incorporation of the Company dated as of September 29, 2008, as it may hereafter be amended from time to time.

“Closing” means the closing of the transactions contemplated by the Transfer and Exchange Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the United States Securities and Exchange Commission.

“Company” has the meaning set forth in the preamble.

“Company Common Stock” means the Company’s common stock, par value, $0.01 per share.

“Convertible Instruments” means the Series E Preferred Stock, the Series C Convertible Preferred Stock, par value $0.01 per share, of the Company, and the 7.50% Convertible Senior Note due 2024 of the Company.

“DAC Independent Director” has the meaning set forth in Section 2.02(b).

“Disinterested Audit Committee” has the meaning set forth in Section 2.02(b).

“Disinterested Director” means a director that (i) is not an employee, consultant or officer of the Company or any member of the SP Group, (ii) is not an Affiliate of the SP Group or any Person that is an Affiliate of the SP Group, and (iii) is not an Immediate Family Member of an Affiliate of the SP Group.

“Effective Date” has the meaning set forth in the preamble.

“Electronic Delivery” has the meaning set forth in Section 4.08.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Final Sunset Date” means the date upon which any Person or group of related Persons owns 100% of equity securities of the Company.

“Going-Private Transaction” has the meaning set forth in Section 2.03(c).

“Governmental Entity” means any domestic or foreign international, national, federal, state, provincial or local governmental, regulatory or administrative authority, agency, commission, court, tribunal, arbitral body or self-regulated entity.

“Immediate Family Member” of any Person means such Person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone else (other than domestic employees) sharing such Person’s home.

“Independence Standards” means the standard of independence necessary for a director to qualify as an “Independent Director” under (i) the rules and listing standards of the Stock Exchange, as may be amended from time to time, (ii) the rules and regulations of the Commission, as may be amended from time to time, and (iii) the Charter.

“Independent Audit Committee” has the meaning set forth in Section 2.02(a).

“Independent Directors” means members of the Board who meet the Independence Standards.

“Initial Sunset Date” means September 1, 2025.

“Intermediate Sunset Date” means September 1, 2028.

“Laws” means any domestic or foreign laws, statutes, ordinances, rules, regulations, codes or executive orders enacted, issued, adopted, promulgated or applied by any Governmental Entity.

“Market Value” means (1) prior to the Potential Delisting Date (if any), as of any date of determination, the product of (a) the number of outstanding shares of Company Common Stock publicly disclosed in the Company’s most recently issued financial statements filed by the Company with the Commission and (b) the closing price of a share of Company Common Stock (as quoted on Bloomberg L.P.’s page or any successor page thereto of Bloomberg L.P. or if such page is not available, any other commercially available source) and (2) after the Potential Delisting Date (if any), the equity value of the Company, as determined by the Board in good faith.

“Net-Positive After-Acquired Stock Position” means, to the extent that the SP Investors purchase and/or sell any shares of Company Common Stock on or after the date of the Closing but prior to the Reith Distribution, the excess, if any, of (i) the aggregate number of shares of Company Common Stock “beneficially owned” (as defined under Rule 13d-3 of the Exchange Act) by the SP Investors on the date of the Reith Distribution minus (ii) the aggregate number of shares of Company Common Stock beneficially owned the SP Investors immediately following the Closing (which, for the avoidance of doubt, for purposes of both clauses (i) and (ii), shall exclude shares of Company Common Stock issuable upon conversion of the Convertible Instruments).

“Original Agreement” has the meaning set forth in the recitals.

“Person” means any individual, corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association, joint venture, Governmental Entity and other entity and group (which term shall include a “group” as such term is defined in Section 13(d)(3) of the Exchange Act).

“Potential Delisting Date” means the date, if any, on which the Company ceases to be an SEC Reporting Company.

“Reith Claims” means any claims brought by the Company or any of its Subsidiaries arising out of, or in connection with, the Reith Litigation.

“Reith Distribution” has the meaning set forth in Section 3.01(a).

“Reith Litigation” means the lawsuit entitled Reith v. Lichtenstein, et al., C.A. No. 2018-0277-MTZ (Del. Ch. 2018) class and derivative action and any related actions.

“Reith Litigation Expenses” means, without duplication, the sum of all documented out-of-pocket fees, costs and expenses (including attorneys’ fees and expenses) reasonably incurred by the Company or any Subsidiary of the Company in pursuing, prosecuting and settling the Reith Claims; which shall (i) include (x) the fees and expenses of advisors and witnesses (including expert witnesses), court costs and out-of-pocket expenses reasonably incurred by current or former employees or advisors of the Company (excluding any compensation expenses of current employees of the Company) and (y) any Tax accrued or incurred as a result of the Company’s receipt of the Reith Litigation Proceeds to the extent that such Tax is not capable of being offset by any net-operating loss carryforwards or any current losses or deductions in the current year in which the Reith Litigation Proceeds are received, and (ii) exclude (x) any fees, costs and expenses incurred by any member of the SP Group and their Affiliates (other than the Company and any Subsidiary of the Company) and (y) any fees, costs and expenses that were paid from any settlement amount prior to distribution of the Reith Litigation Proceeds to the Company, in each case, as determined in good faith by the Independent Audit Committee.

“Reith Litigation Proceeds” means all cash compensation, payments, penalties, interest and other damages, if any, recovered or received by the Company or any of its Affiliates as a result of the Reith Claims, whether such compensation, penalties, interest or other damages are recovered at trial, upon appeal or in settlement.

“Reith Net Litigation Proceeds” means (i) the Reith Litigation Proceeds minus (ii) the Reith Litigation Expenses.

“Related Party Transaction” means any agreement or transaction between the Company and any Person in the SP Group.

“SEC Reporting Company” means an issuer that is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series E Preferred Stock” has the meaning set forth in the recitals.

“Services Agreement” has the meaning set forth in Section 2.03(b)(i).

“SP” has the meaning set forth in the preamble.

“SP Group” means the SP Investors and their Subsidiaries and Affiliates.

“SP Investors” has the meaning set forth in the preamble.

“Steel Services” has the meaning set forth in Section 2.03(b)(i).

“Stock Exchange” means the Nasdaq Capital Market or such other national stock exchange on which the Company Common Stock is listed for trading.

“Subsidiary” means, when used with respect to any Person, any other Person that such first Person, as applicable, directly or indirectly owns or has the power to vote or control fifty percent (50%) or more of any other class or series of capital stock, limited liability company or membership interest, partnership interest or other equity interest of such Person; provided, however, that, notwithstanding the foregoing to the contrary, the Company shall not be a “Subsidiary” of any Person in the SP Group.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature imposed on or determined with reference to gross or net income.

“Transaction Committee” has the meaning set forth in Section 2.02(d).

“Transfer and Exchange Agreement” has the meaning set forth in the recitals.

“Transferring Parties” has the meaning set forth in the recitals.

ARTICLE 2
CORPORATE GOVERNANCE

Section 2.01 Size and Composition of the Board. From the Closing through the Final Sunset Date, the Board shall consist of seven (7) directors; provided, however, that the Board shall further increase the number of directors to the extent necessary to comply with applicable law and the rules and regulations of the Stock Exchange.

Section 2.02 Committees.

(a) From and after the Closing and until the Potential Delisting Date, the Board shall at all times maintain such committees as may be required by the rules and regulations of the Commission and the applicable rules and listing standards of the Stock Exchange, including an audit committee consisting of at least three (3) members, all of which members satisfy the Independence Standards and, from and after the Effective Date, shall also meet the requirements of a Disinterested Director (the “Independent Audit Committee”).

(b) If the Company ceases to be an SEC Reporting Company prior to the Final Sunset Date, then from the Potential Delisting Date through the Final Sunset Date, the Board shall have a disinterested audit committee (the “Disinterested Audit Committee”) comprised of at least three directors with (i) at least one (1) member that satisfies the Independence Standards (the “DAC Independent Director”) and (ii) all remaining members qualifying as Disinterested Directors. For the avoidance of any doubt, the obligations to maintain a Disinterested Audit Committee shall apply even if the Company is not required to maintain a Disinterested Audit Committee pursuant to the rules and regulations of the Commission or the applicable rules and listing standards of the Stock Exchange.

(c) The Independent Audit Committee and the DAC Independent Director shall have the authority, at such time as it chooses to do so, to interview, select and retain, at the Company’s expense and on behalf of the Board of Directors, the Independent Audit Committee or the Disinterested Audit Committee, such investment bankers, financial advisors, attorneys, accountants or other advisors as it may deem appropriate, and to establish the terms of engagement of each such advisor, including in connection with the approval of any transaction described in Section 2.03.

(d) Promptly following the Closing, the Company will create a transaction committee comprised of directors and members of senior management of the Company (the “Transaction Committee”). The Transaction Committee shall propose, consider and evaluate potential strategic transactions for the Company that increase shareholder value.

(e) The Board shall take or cause to be taken all lawful action necessary or appropriate to ensure that none of the Charter or Bylaws contain any provisions inconsistent with this Agreement or which would in any way nullify or impair the terms of this Agreement or the rights of the Company or of the SP Investors hereunder. The Charter and Bylaws shall not be amended prior to the Final Sunset Date in any manner inconsistent with this Agreement or which would in any way nullify or impair the terms of this Agreement or the rights of the Company or of the SP Investors hereunder without the prior approval of the Independent Audit Committee or Disinterested Audit Committee, as applicable.

Section 2.03 Approval Required for Certain Actions.

(a) From the Closing until the Initial Sunset Date, in addition to any approval by the Board required by the Charter, the Bylaws, applicable Law or applicable rules and regulations of the Commission or the Stock Exchange, the prior approval of the Independent Audit Committee shall be required in order for the Board to validly approve and authorize a voluntary delisting of the Company Common Stock from the Stock Exchange or a transaction (including a merger, recapitalization, stock split or otherwise) which results in (i) the delisting of the Company Common Stock from the Stock Exchange, (ii) the Company ceasing to be an SEC Reporting Company or (iii) the Company filing a Form 25, Form 15 or any similar form with the Commission. From the Closing until the Initial Sunset Date, the Board shall cause the Company to take all actions required to maintain the listing of the Company Common Stock on the Stock Exchange and to cause the Company to be an SEC Reporting Company.

(b) From the Closing until the Initial Sunset Date, in addition to any approval by the Board required by the Charter, the Bylaws, applicable Law or applicable rules and regulations of the Commission or the Stock Exchange, the prior approval of (1) the Independent Audit Committee or (2) the Disinterested Audit Committee, as applicable, shall be required in order for the Board to validly approve and authorize any of the following:

(i) any amendment to the terms of that certain Management Services Agreement (the “Services Agreement”) dated June 14, 2019, by and between the Company and Steel Services Ltd., an indirect wholly-owned subsidiary of SP (“Steel Services”), provided, however, that nothing herein shall limit Steel Service’s or SP’s right to terminate the Services Agreement pursuant to its terms; or

(ii) any Related Party Transaction (other than an amendment to the Services Agreement) in which case, the Independent Audit Committee or the Disinterested Audit Committee, as applicable, will, to the extent it determines, in its sole discretion (except as otherwise indicated in this Section 2.03(b)(ii)), that such Related Party Transaction is material, implement a special process that is customary in connection with the review and approval of such Related Party Transaction; provided, however, that the parties agree that, any Related Party Transaction where the amount involved exceeds $80 million and, after the Effective Date, exceeds $20 million, shall be automatically deemed material and subject to the prior approval of the (1) Independent Audit Committee or (2) the Disinterested Audit Committee, as applicable, if the Company’s Market Value at such time is below $750 million; provided further, however, in determining if a Related Party Transaction is material, the Independent Audit Committee or the Disinterested Audit Committee, as applicable, shall treat all related steps or transactions that form part of a Related Party Transaction as a single Related Party Transaction.

(c) Subject to Section 2.03(d), from and after the Closing until the Intermediate Sunset Date, in addition to any approval by the Board required by the Charter, the Bylaws, applicable Law or applicable rules and regulations of the Commission or the Stock Exchange, the prior approval of the (1) Independent Audit Committee or (2) the Disinterested Audit Committee, as applicable, shall be required in order for the Board to validly approve and authorize a going private transaction pursuant to which the members of the SP Group would acquire all of the outstanding Company Common Stock not held by the SP Group (with any alternative transaction that would have the same impact, a “Going-Private Transaction”); provided, however, that prior to approving any Going-Private Transaction, the Independent Audit Committee or Disinterested Audit Committee, as applicable, shall engage financial and legal advisors (and such other advisors as it deems appropriate) pursuant to Section 2.02(c) to assist in its evaluation of the Going-Private Transaction.

(d) From and after the Closing until the Final Sunset Date, in addition to any approval by the Board required by the Charter, the Bylaws, applicable Law or applicable rules and regulations of the Commission or the Stock Exchange, the prior approval of the (1) Independent Audit Committee or (2) the Disinterested Audit Committee, as applicable, shall be required in order for the Board to validly approve and authorize a short-form or squeeze-out merger between the Company and a Person or Persons within the SP Group; provided, however, that prior to approving any such short-form or squeeze-out merger, the Independent Audit Committee or Disinterested Audit Committee, as applicable, shall engage financial and legal advisors (and such other advisors as it deems appropriate) pursuant to Section 2.03(C) to assist in its evaluation of the short-form or squeeze-out merger.

(e) From and after the Closing until the Final Sunset Date, in addition to any approval by the Board required by the Charter, the Bylaws, applicable Law or applicable rules and regulations of the Commission or the Stock Exchange, the prior approval of the (1) Independent Audit Committee or (2) the Disinterested Audit Committee, as applicable, shall be required prior to any transfer of equity interests in the Company by the members of the SP Group if such transfers would result in 80% of the voting power and value of the equity interests in the Company that are held by the members of the SP Group being held by one corporate entity.

ARTICLE 3
ALLOCATION OF LITIGATION PROCEEDS

Section 3.01 Allocation of Litigation Proceeds.

Upon any resolution of the Reith Litigation and receipt by the Company of any Reith Litigation Proceeds, the Company and the SP Investors agree that:

(a) One hundred percent (100%) of any Reith Net Litigation Proceeds shall be, to the extent not prohibited by applicable Law, promptly distributed by way of a special dividend or other distribution, as determined by the Board (the “Reith Distribution”), to the holders of Company Common Stock outstanding on the record date set by the Board for such dividend or distribution;

(b) The Company’s officers and directors have agreed to waive any right to receive any portion of the Reith Distribution;

(c) the SP Investors waive any right to receive any portion of the Reith Distribution to the extent of any shares of Company Common Stock held by the SP Investors as of the Closing or acquired upon conversion of the Convertible Instruments; provided, however, to the extent any SP Investor, other than any director or officer of the Company, acquires Company Common Stock after the Closing (other than in connection with the conversion of the Convertible Instruments), it will be entitled to its pro-rata portion of the Reith Distribution with respect to its Net-Positive After-Acquired Stock Position; and

(d) the Company shall be entitled to deduct and withhold, or cause to be deducted or withheld, from the Reith Distribution otherwise payable pursuant to this Agreement, such amounts as it may be required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law.

ARTICLE 4

MISCELLANEOUS

Section 4.01 Termination. This Agreement shall terminate upon the earliest to occur of:

(a) written agreement to that effect, signed by all parties hereto or all parties then possessing any rights hereunder; provided, however, that any termination of this Agreement prior to the Final Sunset Date requires the approval of the Independent Audit Committee or the Disinterested Audit Committee, as applicable; and

(b) the consummation of a Going-Private Transaction.

Section 4.02 Notices. All notices, requests, instructions, consents, claims, demands, waivers, approvals and other communications to be given or made hereunder by one or more parties to one or more of the other parties shall, unless otherwise specified herein, be in writing and shall be deemed to have been duly given or made on the date of receipt by the recipient thereof if such day is a Business Day (or otherwise on the next succeeding Business Day) if (a) personally delivered or by an internationally recognized overnight courier service upon the arty or parties for whom it is intended, (b) delivered by registered or certified mail, return receipt requested or (c) sent by email; provided, however, that notice given by email shall not be effective unless either (i) a duplicate copy of such email notice is promptly given by one of the other methods described in this Section 4.02 or (ii) the receiving party delivers a written confirmation of receipt of such notice by email or any other method described in this Section 4.02. Such communications must be sent to the respective parties at the following street addresses or email addresses or at such other street address or email address for a party as shall be specified for such purpose in a notice given in accordance with this Section 4.02.

If to SP or any SP Investor, to:

Steel Partners Holdings L.P.
590 Madison Avenue, 32nd Floor
New York, New York, 10022
Attention: Maria Reda
Email: mreda@steelpartners.com

with a copy (which shall not constitute notice) to:

Greenberg Traurig, LLP
333 SE 2nd Avenue, Suite 4400
Miami, FL 33131
Attention: Alan I. Annex and Flora Perez
Email: annexa@gtlaw.com and perezf@gtlaw.com

If to the Company, to:

Steel Connect, Inc.
590 Madison Avenue, 32nd Floor

New York, New York, 10022
Attention: Ryan O’Herrin
Email: ROHerrin@steelpartners.com

with a copy (which shall not constitute notice) to:

White & Case LLP
1221 Avenue of the Americas
New York, New York 10020-1095
Attention: Colin J. Diamon and Andrew J. Ericksen
Email: cdiamond@whitecase.com and aj.ericksen@whitecase.com;

and

Dentons US LLP
22 Little W 12th Street
New York, NY 10014
Attention: Victor H. Boyajian, Ira L. Kotel, and Ilan Katz
Email: Victor.boyajian@us.dentons.com,
ira.kotel@dentons.com, and ilan.katz@dentons.com

or to such other Persons or addresses as may be designated in writing by the Person entitled to receive such communication as provided above.

Section 4.03 No Third-Party Beneficiaries. This Agreement is not intended to confer upon any Person other than the parties any rights or remedies.

Section 4.04 Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

Section 4.05 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to the Laws that might otherwise govern under applicable principles of conflicts of law. To the fullest extent permitted by applicable Laws, each of the parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, to the extent that the Court of Chancery of the State of Delaware is found to lack jurisdiction, then the Superior Court of the State of Delaware or, to the extent that both of the aforesaid courts are found to lack jurisdiction, then the United States District Court of the District of Delaware (collectively with any appellate courts thereof, the “Courts”), in any legal actions directly or indirectly arising out of or relating to this Agreement, any document or certificate contemplated by this Agreement or thereby or to interpret, apply or enforce this Agreement, any document or certificate contemplated by this Agreement or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (a) agrees not to commence any such legal actions except in the Courts, (b) agrees that any claim in respect of any such legal actions may be heard and determined in the Courts, (c) waives any objection which it may now or hereafter have to the laying of venue of any such legal actions in the Courts and (d) waives the defense of an inconvenient forum to the maintenance of any such legal actions in the Courts. To the fullest extent permitted by applicable Laws, each of the parties to this Agreement agrees that a final judgment in any such legal actions shall be conclusive and may be enforced in other jurisdictions by legal actions on the judgment or in any other manner provided by applicable Law. Each of the parties irrevocably consents to service of process in the manner provided for notices in Section 4.02 or in any other manner permitted by applicable Laws.

Section 4.06 Waiver of Jury Trial. Each of the parties acknowledges and agrees that any controversy directly or indirectly arising out of or relating to this Agreement, any document or certificate contemplated by this Agreement is likely to involve complicated and difficult issues and, therefore, it irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal actions directly or indirectly arising out of or relating to this Agreement, any document or certificate contemplated by this Agreement. Each of the parties certifies and acknowledges that (a) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of any legal actions, seek to enforce the foregoing waiver, (b) such party has considered the implications of this waiver, (c) such party makes this waiver voluntarily and (d) such party has been induced to enter into this agreement by, among other things, the mutual waivers and certifications in this Section 4.06.

Section 4.07 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties hereto shall be entitled to specific performance of the terms hereof, in addition to any other remedy at Law or in equity.

Section 4.08 Counterparts; Effectiveness. To the fullest extent permitted by applicable Laws, this Agreement may be executed and delivered, including by e-mail of an attachment in Adobe Portable Document Format or other file format based on common standards (“Electronic Delivery”), in any number of counterparts, and in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Any such counterpart, to the extent delivered using Electronic Delivery shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in-person. To the fullest extent permitted by applicable Laws, none of the parties shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or this Agreement or any document or certificate contemplated by this Agreement was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each forever waives any such defense, except to the extent that such defense relates to lack of authenticity. This Agreement shall become effective when each party to this Agreement shall have received counterparts signed by all of the other parties.

Section 4.09 Entire Agreement. This Agreement (including exhibits to this Agreement) constitutes the entire agreement and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement. No representation, warranty, inducement, promise, understanding or condition not set forth in this Agreement has been made or relied upon by any of the parties to this Agreement.

Section 4.10 Assignment. This Agreement shall not be assigned by operation of Law or otherwise without the express written consent of the parties hereto (which consent may be granted or withheld in the sole discretion of any party) and any such assignment or attempted assignment without such consent shall be void.

Section 4.11 Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Company and each the SP Investors or (b) by a waiver in accordance with Section 4.12; provided, however, that any amendment of this Agreement by the Company prior to the Final Sunset Date requires the approval of the Independent Audit Committee or the Disinterested Audit Committee, as applicable.

Section 4.12 Waiver. Any party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party or (b) waive compliance with any of the agreements of the other party or conditions to such party’s obligations contained herein; provided, however, that any waiver of this Agreement by the Company prior to the Final Sunset Date requires the approval of the Independent Audit Committee or the Disinterested Audit Committee, as applicable. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 4.13 Severability. To the fullest extent permitted by applicable Laws, the provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (b) the remainder of this Agreement and the application of the provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of the provision, or the application of that provision, in any other jurisdiction.

Section 4.14 No Partnership. No partnership, joint venture or joint undertaking is intended to be, or is, formed among the parties hereto or any of them by reason of this Agreement or the transactions contemplated herein.

Section 4.15 Public Announcements. Except as required by Law (including for the avoidance of doubt any stock exchange rule), no party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or otherwise communicate with any news media without the prior written consent of the other parties, and the parties shall cooperate as to the timing and contents of any such press release or public announcement.

Section 4.16 Cumulative Remedies. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by Law or otherwise.

Section 4.17 Interpretation; Headings. Throughout this Agreement, nouns, pronouns and verbs shall be construed as masculine, feminine, neuter, singular or plural, whichever shall be applicable. Unless otherwise specified, all references herein to “Articles”, “Sections” and paragraphs shall refer to corresponding provisions of this Agreement. The descriptive headings and subheadings in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement or any provision hereto.

Section 4.18 Construction. The parties have been represented by counsel during the negotiation and execution of this Agreement and waive the application of any Laws or rule of construction providing that ambiguities in any, agreement or other document shall be construed against the party drafting such agreement or other document to the fullest extent permitted by applicable Laws.

(signature page follows)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

COMPANY:

STEEL CONNECT, INC., a Delaware corporation

By:
Name:
Title:

[Signature Page to Stockholders’ Agreement]

SP INVESTORS:

STEEL PARTNERS HOLDINGS L.P.

By:	Steel Partners Holdings GP Inc., its general partner

By:
Name:
Title:

WEBFINANCIAL HOLDING CORPORATION

By:
Name:
Title:

WHX CS, LLC

By:
Name:
Title:

WF ASSET CORP

By:
Name:
Title:

STEEL PARTNERS LTD.

By:
Name:
Title:

Warren G. Lichtenstein

Jack L. Howard

[Signature Page to Stockholders’ Agreement]

EXHIBIT B

Corporate Governance Matters1

Agreement Regarding Therapeutics:

1.	The agreed-upon therapeutics will be memorialized so as to allow Steel Connect, Inc. (the “Company”) to have standing and the right to enforce the terms.

Independent Audit Committee:

1.	Section 2.02 Committees of the Stockholders’ Agreement dated April 30, 2023, by and among Steel Connect, Inc., Steel Partners Holding L.P., and certain other persons identified therein (the “Stockholders’ Agreement”)[2] shall be amended as follows (as shown in underline) or these changes will be incorporated in an agreement to become effective as provided in the Settlement (as defined in the accompanying Memorandum of Understanding):

(a)	From and after the Closing and until the Potential Delisting Date, the Board shall at all times maintain such committees as may be required by the rules and regulations of the Commission and the applicable rules and listing standards of the Stock Exchange, including an audit committee consisting of at least three (3) members, all of which members satisfy the Independence Standards and meet the requirements of a Disinterested Director (the “Independent Audit Committee”).

Approval Required for Certain Actions:

1.	Section 2.03 Approval Required for Certain Actions of the Stockholders’ Agreement shall be amended as follows (as shown in underlined and strike-through text) or these changes will be incorporated in an agreement to become effective as provided in the Settlement:

(a)	From the Closing until the Initial Sunset Date, in addition to any approval by the Board required by the Charter, the Bylaws, applicable Law or applicable rules and regulations of the Commission or the Stock Exchange, the prior approval of the Independent Audit Committee shall be required in order for the Board to validly approve and authorize a voluntary delisting of the Company Common Stock from the Stock Exchange or a transaction (including an merger, recapitalization, stock split or otherwise) which results in (i) the delisting of the Company Common Stock from the Stock Exchange, (ii) the Company ceasing to be an SEC Reporting Company or (iii) the Company filing a Form 25, Form 15 or any similar form with the Commission. From the Closing until the Initial Sunset Date, the Board shall cause the Company to take all actions required to maintain the listing of the Company Common Stock on the Stock Exchange and to cause the Company to be an SEC Reporting Company.

(b)	From the Closing until the Initial Sunset Date, in addition to any approval by the Board required by the Charter, the Bylaws, applicable Law or applicable rules and regulations of the Commission or the Stock Exchange, the prior approval of (1) the Independent Audit Committee or (2) the Disinterested Audit Committee, as applicable, shall be required in order for the Board to validly approve and authorize any of the following:

(i)	any amendment to the terms of that certain Management Services Agreement (the “Services Agreement”) dated June 14, 2019, by and between the Company and Steel Services Ltd., an indirect wholly-owned subsidiary of SP (“Steel Services”), provided, however, that nothing herein shall limit Steel Service’s or SP’s right to terminate the Services Agreement pursuant to its terms; or

(ii)	any Related Party Transaction (other than an amendment to the Services Agreement), which would include any amendment to the Stockholders Agreement in which case, the Independent Audit Committee or the Disinterested Audit Committee, as applicable, will, to the extent it determines, in its sole discretion (except as otherwise indicated in this Section 2.03(b)(ii)), that such Related Party Transaction is material, implement a special process that is customary in connection with the review and approval of such Related Party Transaction; provided, however, that the parties agree that, any Related Party Transaction where the amount involved exceeds ~~$80~~ $20 million shall be automatically deemed material and subject to approval by the Independent Audit Committee or the Disinterested Audit Committee, as applicable, if the Company’s Market Value at such time is below $750 million; provided further, however, in determining if a Related Party Transaction is material, and the Independent Audit Committee or the Disinterested Audit Committee, as applicable, shall treat all related steps or transactions that form part of a Related Party Transaction as a single Related Party Transaction.

[1]	Attached as Annex A to the Parties’ April 8, 2024 Memorandum of Understanding.
[2]	Undefined terms have the meanings ascribed to them in the Stockholders’ Agreement.

Increase in Proceeds to Be Retained By Minority Stockholders and Carve Out from Article 3 of Stockholders’ Agreement, Allocation of Litigation Proceeds

1.	Section 3.01 Allocation of Litigation Proceeds of the Stockholders’ Agreement shall be amended as follows (as shown in underlined and strike-through text) or these changes will be incorporated in an agreement to become effective as provided in the Settlement:

(a)	~~Seventy percent (70%)~~ One-hundred percent (100%) of any Reith Net Litigation Proceeds shall be, to the extent not prohibited by applicable Law, promptly distributed by way of a special dividend or other distribution, as determined by the Board (the “Reith Distribution”), to the holders of Company Common Stock outstanding on the record date set by the Board for such dividend or distribution~~, with the remaining thirty percent (30%) of the Reith Net Litigation Proceeds being retained by the Company~~;

2.	All directors and officers of the Company shall agree to waive any right to receive any portion of the Reith Distribution.

Corporate Governance Improvements Related to Compensation Issues:

1.	The Company has established a formal review, consistent with the requirements of the Dodd-Frank Act and any other federal law or regulation, to consider and, where appropriate, effect compensation clawbacks for executives or directors.

2.	The Company’s board of directors (the “Board”), via the Company’s equity award administrator or otherwise, shall retain adequate documentation of all awards made under the Company’s stock plans.

3.	The Company’s Compensation Committee will formally review and approve all disclosures in proxy statements containing compensation disclosures before the proxy statements are publicly filed.

4.	All grants of equity awards to officers and directors shall be made only at a meeting of the Board or the Compensation Committee and not by unanimous written consent. General Counsel or Deputy General Counsel shall attend any and all meetings where options are granted and shall promptly prepare minutes of these meetings.

Committee Membership:

The majority of each of the Company’s Audit, Compensation, and Governance Committees shall consist of independent directors, as defined by the national securities exchange on which the Company is listed, and shall also meet the definition of a Disinterested Director as defined by the Stockholders’ Agreement.

Time Period for Corporate Governance:

All corporate governance changes as a result of the Settlement will be implemented until the earlier of (a) the date that is two calendar years from the date of the execution of the accompanying Memorandum of Understanding, or (b) the date upon which any person or group of related persons owns 100% of the equity securities of STCN.

Exhibit c

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

DONALD REITH, individually and on behalf of all others similarly situated,	) )
)
Plaintiff,	)
)
v.	)	C.A. No. 2018-0277-MTZ
)
WARREN G. LICHTENSTEIN, GLEN M. KASSAN, WILLIAM T. FEJES, JR., JACK L. HOWARD, JEFFREY J. FENTON, PHILIP E. LENGYEL, JEFFREY S. WALD, STEEL PARTNERS HOLDINGS L.P., STEEL PARTNERS, LTD., SPH GROUP HOLDINGS LLC, HANDY & HARMAN LTD., and WHX CS CORP.,	) ) ) ) ) ) ) ) )
)
Defendants,	)
)
-and-)
)
STEEL CONNECT, INC., a Delaware Corporation,	)
)
)
Nominal Defendant.	)

[PROPOSED] Scheduling Order

WHEREAS, the Parties to the above-captioned action (the “Action”) have entered into a Stipulation and Agreement of Compromise, Settlement, and Release, dated October 18, 2024 (the “Stipulation”), which sets forth the terms and conditions for the proposed settlement and dismissal of the Action, subject to review and approval by this Court pursuant to Court of Chancery Rules 23 and 23.1 and upon notice to the stockholders of nominal defendant Steel Connect, Inc. (the “Company”) as of October 18, 2024; and

WHEREAS, the Parties have consented to the entry of this Scheduling Order;

NOW, upon application of the Parties, after review and consideration of the Stipulation filed with the Court and the exhibits attached thereto, IT IS HEREBY ORDERED, this        day of           , 2024, as follows:

1. Except for terms defined herein, the Court adopts and incorporates the definitions in the Stipulation for the purposes of this Scheduling Order.

2. A settlement fairness hearing (the “Settlement Hearing”) shall be held on December 13, 2024, at 3:15 p.m. in the Court of Chancery to: (a) determine whether the proposed Settlement, on the terms and conditions provided for in the Stipulation, is fair, reasonable, adequate, and in the best interests of the Company and the Company Stockholders and should be approved by the Court; (b) determine whether Plaintiffs and Plaintiff’s counsel have adequately represented Plaintiff, the Company, and the Class; (c) determine whether the Court should enter an Order and Final Judgment as provided in the Stipulation approving the release of the Released Claims; (d) hear any Settlement Fees and Expenses Application and Mootness Fee Application; and (e) rule on such other matters as the Court may deem appropriate.

3. The Court reserves the right to adjourn the Settlement Hearing or any adjournment thereof, including the consideration of any Settlement Fees and Expenses Application and Mootness Fee Application, without further notice of any kind other than oral announcement at the Settlement Hearing or any adjournment thereof.

4. The Court reserves the right to approve the Settlement at or after the Settlement Hearing with such modification(s) as may be consented to by the Parties to the Stipulation and without further notice to the Company Stockholders.

5. The Court approves, in form and content, the Notice of Pendency of Derivative and Class Action, Proposed Settlement of Derivative and Class Action, Settlement Hearing, and Right to Appear (the “Notice”) substantially in the form attached as Exhibit E to the Stipulation, and finds that the provision of notice substantially in the manner set forth therein meets the requirements of Court of Chancery Rules 23 and 23.1 and due process, is reasonable and practicable under the circumstances, and shall constitute due, adequate, and sufficient notice to all persons entitled thereto.

6. Within ten (10) business days after the date of this Scheduling Order, the Company shall cause the Notice to be to be mailed by first class U.S. mail or other mail service if mailed outside of the U.S., postage pre-paid, to all Company Stockholders of record between December 15, 2017 and February 18, 2022 and all Company Stockholders of record as of October 18, 2024, as shown on the stock records maintained by or on behalf of the Company. All Company Stockholders of record who are not also the beneficial owners of the shares of the Company’s common stock held by them of record shall be requested to forward the Notice to such beneficial owners of those shares. The Company shall use reasonable efforts to give notice to such beneficial owners by making additional copies of the Notice available to any record holder who, prior to the Settlement Hearing, requests it for distribution to beneficial owners.

7. Within five (5) business days after the date of this Scheduling Order, the Company shall (1) publish the Stipulation and the Notice on the Company’s public website and (2) file a Form 8-K with the SEC that discloses the Settlement and attaches a copy of the Stipulation and the Notice as exhibits.

8. The form and method of notice herein is the best notice practicable and constitutes due and sufficient notice of the Settlement Hearing to all persons entitled to receive such a notice. Counsel for the Company shall file with the Court an appropriate affidavit with respect to the preparation and mailing of the Notice, and publication of the Stipulation and Notice on the Company’s website, at least ten (10) business days prior to the Settlement Hearing described herein.

9. All proceedings in the Action, other than such proceedings as may be necessary to carry out the terms and conditions of the Settlement, are hereby stayed and suspended until further order of the Court. Pending final determination of whether the Settlement should be approved, Plaintiff is barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims as defined in the Stipulation, either directly, representatively, derivatively, or in any other capacity.

10. Any Company Stockholder who objects to the Settlement, the Order and Final Judgment to be entered in the Action, or any Settlement Fees and Expenses Application or Mootness Fee Application, or who otherwise wishes to be heard, may appear in person or by such person’s attorney at the Settlement Hearing and present evidence or argument that may be proper and relevant. However, except for good cause shown, no person shall be heard and no papers, briefs, pleadings, or other documents submitted by any person shall be considered by the Court unless, not later than fourteen (14) calendar days prior to the Settlement Hearing, such person files with the Court and serves upon counsel listed below: (a) a written notice of intention to appear; (b) a statement of such person’s objections to any matters before the Court; (c) the grounds for such objections and the reasons that such person desires to appear and be heard; and (d) documentation evidencing ownership of Company stock and any other documents or writings such person desires the Court to consider.

Such filings shall be served upon the following counsel:

MCCARTER & ENGLISH, LLP Travis Ferguson 405 North King Street, 8th Floor Wilmington, DE 19081 (302) 984-6300 Attorneys for Plaintiff

RICHARDS, LAYTON & FINGER, P.A.

Richard P. Rollo

Matthew D. Perri

Andrew L. Milam

920 North King Street

Wilmington, DE 19801

(302) 651-7700

Attorneys for Defendants

Jeffrey J. Fenton and Jeffrey S. Wald

ABRAMS & BAYLISS LLP

A. Thompson Bayliss

Eric A. Veres

20 Montchanin Road, Suite 200

Wilmington, Delaware 19807

(302) 778-1000

Attorneys for Defendants

Warren G. Lichtenstein, Glen M. Kassan, William T. Fejes, Jr., Jack L. Howard, Steel Partners Holdings L.P., and SPH Group Holdings LLC

WILKS LAW LLC Andrea S. Brooks 4250 Lancaster Pike, Suite 200 Wilmington, DE 19805 (302) 225-0850 Attorneys for Nominal Defendant Steel Connect, Inc.

and filed with the Register in Chancery.

11. Unless the Court otherwise directs, no person shall be entitled to object to the approval of the Settlement, any judgment entered thereon, the adequacy of the representation of the Company or its stockholders by Plaintiff and Plaintiff’s counsel, or any award granted pursuant to the Settlement Fees and Expenses Application or Mootness Fee Application, or otherwise be heard, except by serving and filing a written objection and supporting papers and documents as described in Paragraph 10. Any person who fails to object in the manner described above shall be deemed to have waived the right to object (including any right of appeal) and shall be forever barred from raising such objection in this or any other action or proceeding.

12. Plaintiff shall file and serve his opening brief in support of the Settlement and any Settlement Fees and Expenses Application or Mootness Fee Application no later than thirty (30) calendar days prior to the Settlement Hearing. Any objections to the Settlement or any Settlement Fees and Expenses Application or Mootness Fee Application shall be filed and served no later than fourteen (14) calendar days prior to the Settlement Hearing. Plaintiff or Defendants may file a brief in further support of the Settlement or Settlement Fees and Expenses Application or Mootness Fee Applications and to respond to any objections, if necessary, no later than seven (7) calendar days prior to the Settlement Hearing.

13. If the Settlement, including any amendment made in accordance with the Stipulation, is not approved by the Court or shall not become effective for any reason whatsoever, the Settlement (including any modification thereof made with the consent of the Parties as provided for in the Stipulation), and any actions taken or to be taken in connection therewith (including this Scheduling Order and any judgment entered herein) shall be terminated and become void and of no further force and effect, except for the obligation of the Company to pay for any expenses incurred in connection with the Notice and administration provided for by this Scheduling Order. In that event, neither the Stipulation nor any provision contained in the Stipulation, any action undertaken pursuant thereto, or the negotiation thereof by any Party shall be deemed an admission or received as evidence in this or any other action or proceeding.

14. The Court retains exclusive jurisdiction to consider all applications arising out of or connected with the proposed Settlement.

Vice Chancellor Morgan T. Zurn

EXHIBIT D

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

DONALD REITH, individually and on behalf of all others similarly situated,	) )
)
Plaintiff,	)
)
v.	)	C.A. No. 2018-0277-MTZ
)
WARREN G. LICHTENSTEIN, GLEN M. KASSAN, WILLIAM T. FEJES, JR., JACK L. HOWARD, JEFFREY J. FENTON, PHILIP E. LENGYEL, JEFFREY S. WALD, STEEL PARTNERS HOLDINGS L.P., STEEL PARTNERS, LTD., SPH GROUP HOLDINGS LLC, HANDY & HARMAN LTD., and WHX CS CORP.,	) ) ) ) ) ) ) ) )
)
Defendants,	)
)
-and-)
)
STEEL CONNECT, INC., a Delaware Corporation,	)
)
)
Nominal Defendant.	)

[PROPOSED] ORDER AND FINAL JUDGMENT

WHEREAS, the above-captioned derivative action (the “Action”) is pending before this Court;

WHEREAS, (i) Plaintiff Donald Reith (“Plaintiff”); (ii) Defendants Warren G. Lichtenstein, Glen M. Kassan, William T. Fejes, Jr., Jack L. Howard, Jeffrey J. Fenton, Jeffrey S. Wald, Steel Partners Holdings L.P., SPH Group Holdings LLC (the “Individual and Institutional Defendants”); and (iii) nominal defendant Steel Connect, Inc. (“STCN” or the “Company” and together with the Individual and Institutional Defendants, the “Defendants,” and the Defendants and Plaintiff together, the “Parties”) have entered into a Stipulation and Agreement of Compromise, Settlement, and Release, dated October 18, 2024 (the “Stipulation”), which sets forth the terms and conditions for the proposed settlement and dismissal with prejudice of the Action (the “Settlement”);

WHEREAS, the Stipulation and Settlement were presented at a hearing held before this Court on December 13, 2024, pursuant to this Court’s Scheduling Order, dated October __, 2024 (the “Scheduling Order”);

WHEREAS, the Parties appeared through their attorneys of record, the Court heard and considered the submissions and evidence presented in support of the proposed Settlement, as well as Plaintiff’s counsel’s presentation of any Settlement Fees and Expenses Application or Mootness Fee Application and any opposition by Defendants thereto, and an opportunity to be heard has been given to all other persons desiring to be heard as provided in the Notice of Pendency of Settlement of Class and Derivative Action (the “Notice”); and

WHEREAS, the Court has determined that Notice was adequate and sufficient, and the entire matter of the proposed Settlement having been heard and considered by the Court, with good cause appearing therefor;

IT IS HEREBY ORDERED, ADJUDGED AND DECREED this ___ day of _________, 2024, as follows:

1. Unless otherwise defined herein, all defined terms shall have the meanings as set forth in the Stipulation and the Scheduling Order.

2. The Court has jurisdiction over the subject matter of the Action, and all matters relating to the Settlement of the Action, as well as personal jurisdiction over all of the Parties and the Company Stockholders, and it is further determined that the Parties and the Company Stockholders, as well as their transferees, heirs, executors, successors, and assigns, are bound by this Order and Final Judgment (the “Judgment”).

3. The Notice has been given to all Company Stockholders of record between December 15, 2017 and February 18, 2022 and to all Company Stockholders of record as of October 18, 2024, pursuant to and in the manner directed by the Scheduling Order, proof of mailing and other dissemination and publication of the Notice was filed with the Court, and a full opportunity to be heard has been offered to the Parties, Company Stockholders, and persons in interest. The Court finds that the form and means of the Notice was the best notice practicable under the circumstances and was given in full compliance with the requirements of Court of Chancery Rules 23 and 23.1 and due process of law and that the Parties and Company Stockholders are bound by this Judgment.

4. The Court finds that the Settlement is the result of good faith, arm’s length negotiations between experienced counsel with the assistance of an experienced mediator, and that the Settlement fairly and adequately represents the interests of the respective Parties.

5. The Court finds that the Plaintiff in the Action has held stock in the Company since April 13, 2005, has standing to prosecute the Action, and is an adequate representative of all Company Stockholders.

6. Based on the record in the Action, each of the provisions of Court of Chancery Rules 23 and 23.1 has been satisfied and the Action has been properly maintained according to the provisions of Court of Chancery Rules 23 and 23.1.

7. The Court finds that the Settlement is fair, reasonable, adequate, and in the best interests of the Company, the Company Stockholders, and the Class.

8. For purposes of settlement only, the Court finds that the Action is a proper class action pursuant to Court of Chancery Rules 23(a), 23(b)(1), and 23(b)(2) in that: (a) the Class members are so numerous that that their joinder in the Action would be impracticable; (b) there are questions of law and fact common to the Class; (c) the claims of Plaintiff are typical of claims of the Class; (d) in connection with both the prosecution of the Action and the Settlement, Plaintiff and Plaintiff’s Counsel have fairly and adequately represented the interests of the Class; (e) the prosecution of separate actions by individual Class members would create a risk of inconsistent adjudications that would establish incompatible standards of conduct for Defendants, and, as a practical matter, the disposition of the Action would influence the disposition of any pending or future cases involving the same factual predicate brought by other Class members; and (f) Defendants are alleged to have acted or refused to act on grounds generally applicable to the Class, thereby making appropriate final injunctive relief or corresponding declaratory relief with respect to the Class as a whole. For purposes of settlement only, the Court hereby certifies a non-opt-out class (the “Class”) consisting of:

ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF SHARES OF COMMON STOCK OF STEEL CONNECT, INC. WHO OWNED SHARES BETWEEN AND INCLUDING DECEMBER 15, 2017 AND FEBRUARY 18, 2022 WITH STANDING TO ASSERT RELEASED CLAIMS, INCLUDING ANY AND ALL OF THEIR RESPECTIVE SUCCESSORS-IN-INTEREST, SUCCESSORS, PREDECESSORS-IN-INTEREST, PREDECESSORS, REPRESENTATIVES, TRUSTEES, EXECUTORS, ADMINISTRATORS, ESTATES, HEIRS, TRANSFEREES, AND ASSIGNS, IMMEDIATE AND REMOTE, AND ANY PERSON ACTING FOR OR ON BEHALF OF, OR CLAIMING UNDER, ANY OF THEM, AND EACH OF THEM, TOGETHER WITH THEIR RESPECTIVE SUCCESSORS-IN-INTEREST, SUCCESSORS, PREDECESSORS-IN-INTEREST, PREDECESSORS, TRANSFEREES, AND ASSIGNS, IN THEIR CAPACITIES AS SUCH ONLY.

9. Pursuant to Court of Chancery Rules 23 and 23.1, this Court approves the Settlement in all respects, and the Parties are directed to consummate the Settlement in accordance with the terms of the Stipulation. The Register in Chancery is directed to enter and docket this Judgment.

10. As of the Effective Date, the Parties shall be deemed bound by the Stipulation and this Judgment. Upon the Effective Date, and by operation of this Judgment, all Released Claims shall be fully, finally, and forever released, relinquished, settled, extinguished, discharged, and dismissed with prejudice; provided, however, that nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of the Stipulation and Settlement, any order of this Court awarding attorneys’ fees and expenses, or this Judgment. Upon the Effective Date, Plaintiff, the Company, and the Company Stockholders will be forever barred and enjoined from commencing, prosecuting, or in any way participating in the commencement or prosecution of, any action or proceeding asserting any of Plaintiff’s Released Claims against any of the Defendants.

11. The Action is hereby dismissed with prejudice as to all Defendants, including the Company, and against Plaintiff and all Company Stockholders. The Parties are to bear their own attorneys’ fees and costs, except as otherwise provided in paragraphs 13 and 15 below or as otherwise provided in the Stipulation and the Scheduling Order.

12. Neither this Judgment, the Settlement, nor any act or omission in connection therewith shall be deemed or argued to be evidence of or to constitute a presumption, concession, or admission by Defendants of any breach of duty, liability, fault, or wrongdoing as to any facts or claims alleged or asserted in the Action, or in any other actions or proceedings, and shall not be interpreted, construed, deemed, invoked, offered, received in evidence, or otherwise used in the Action or any other action or proceeding of any nature whatsoever except to enforce the Stipulation and Settlement. Neither the existence of the Settlement, the Stipulation, nor any provisions contained therein shall be deemed a concession or admission by Plaintiff that this Action lacks merit.

13. Plaintiff’s counsel are hereby awarded attorneys’ fees in the amount of $_________, inclusive of expenses, which amount the Court finds to be fair and reasonable and which shall be considered a Reith Litigation Expense to be paid out of the Settlement Payment as set forth in the Stipulation. Plaintiff is hereby awarded an incentive fee in the amount of $___________ in consideration of Plaintiff’s time and effort in connection with the prosecution of Plaintiff’s claims on behalf of the Company and its stockholders, which amount shall be allocated out of the fee and expense award to Plaintiff’s Counsel.

14. Plaintiff’s counsel are hereby awarded mootness fees in the amount of $_________, which amount the Court finds to be reasonable [and which shall/shall not be considered a Reith Litigation Expense to be paid out of the Settlement Payment as set forth in the Stipulation].

15. The effectiveness of the Judgment and the obligations of Plaintiff, Plaintiff’s counsel, and Defendants under the Settlement shall not be conditioned upon or subject to the resolution of any appeal that relates solely to the issue of any Settlement Fees and Expenses Application or Mootness Fee Application or incentive awards to Plaintiff.

16. Without further approval from the Court, the Parties may agree to reasonable extensions of time to carry out any of the provisions of the Stipulation.

17. Without further approval from the Court, the Parties are hereby authorized to agree to and adopt such amendments, modifications, and expansions of the Stipulation and any of the exhibits attached thereto to effectuate the Settlement that are not materially inconsistent with this Judgment.

18. In the event that the Settlement (or any amendment thereof by the Parties) is rendered null and void as to all Parties for any reason, (a) the Parties shall be deemed to have returned to their respective litigation positions in the Action immediately before entering into the MOU, and they shall proceed in all respects as if neither the MOU nor the Stipulation had been executed and any related orders had not been entered; (b) all of their respective claims and defenses as to any issue in the Action shall be preserved without prejudice in any way; (c) the statements made, acts performed, and documents executed in connection with the Settlement shall not be deemed to prejudice in any way the positions of any of the Parties with respect to the Action, or to constitute an admission of fact or wrongdoing by any Party, nor shall they be used by, or entitle, any Party to recover any fees, costs, or expenses incurred in connection with the Action; and (d) neither the existence of the Settlement, nor its terms, nor the contents of the Stipulation, nor any statements made in connection with the negotiation of the Settlement and Stipulation, nor any other settlement communications shall be admissible in evidence or shall be referred to for any purpose in the Action, or in any other litigation or judicial proceeding.

19. The Court further orders, adjudges, and decrees that all other relief be, and is hereby, denied, and that this Judgment disposes of all the claims against all the Parties in the above-styled and numbered action.

20. Without affecting the finality of this Judgment in any way, this Court retains continuing and exclusive jurisdiction over the Parties and all Company Stockholders for purposes of the administration, implementation, interpretation, and enforcement of the Settlement, the Stipulation, and this Judgment.

Vice Chancellor Morgan T. Zurn

Exhibit E

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

DONALD REITH, individually and on behalf of all others similarly situated,	) )
)
Plaintiff,	)
)
v.	)	C.A. No. 2018-0277-MTZ
)
WARREN G. LICHTENSTEIN, GLEN M. KASSAN, WILLIAM T. FEJES, JR., JACK L. HOWARD, JEFFREY J. FENTON, PHILIP E. LENGYEL, JEFFREY S. WALD, STEEL PARTNERS HOLDINGS L.P., STEEL PARTNERS, LTD., SPH GROUP HOLDINGS LLC, HANDY & HARMAN LTD., and WHX CS CORP.,	) ) ) ) ) ) ) ) )
)
Defendants,	)
)
-and-)
)
STEEL CONNECT, INC., a Delaware Corporation,	)
)
)
Nominal Defendant.	)

Notice of Pendency of derivative and class action,
proposed settlement of derivative and class action,
settlement hearing, and right to appear

TO:	ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF SHARES OF COMMON STOCK OF STEEL CONNECT, INC. AND ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF SHARES OF COMMON STOCK OF STEEL CONNECT, INC. WHO OWNED SHARES BETWEEN AND INCLUDING DECEMBER 15, 2017 AND FEBRUARY 18, 2022 WITH STANDING TO ASSERT RELEASED CLAIMS, INCLUDING ANY AND ALL OF THEIR RESPECTIVE SUCCESSORS-IN-INTEREST, SUCCESSORS, PREDECESSORS-IN-INTEREST, PREDECESSORS, REPRESENTATIVES, TRUSTEES, EXECUTORS, ADMINISTRATORS, ESTATES, HEIRS, TRANSFEREES, AND ASSIGNS, IMMEDIATE AND REMOTE, AND ANY PERSON ACTING FOR OR ON BEHALF OF, OR CLAIMING UNDER, ANY OF THEM, AND EACH OF THEM, TOGETHER WITH THEIR RESPECTIVE SUCCESSORS-IN-INTEREST, SUCCESSORS, PREDECESSORS-IN-INTEREST, PREDECESSORS, TRANSFEREES, AND ASSIGNS, IN THEIR CAPACITIES AS SUCH ONLY.

IF YOU HOLD COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS NOTICE TO SUCH BENEFICIAL OWNER.

This Notice of Pendency of Derivative and Class Action, Proposed Settlement of Derivative and Class Action, Settlement Hearing, and Right to Appear (the “Notice”) relates to a proposed settlement (the “Settlement”) of the above-captioned action (the “Action”) pending in the Court of Chancery of the State of Delaware (the “Court”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY THE ACTION.

(i) Plaintiff Donald D. Reith (the “Plaintiff”); (ii) Warren G. Lichtenstein (“Lichtenstein”), Glen M. Kassan (“Kassan”), William T. Fejes, Jr. (“Fejes”), Jack L. Howard (“Howard”), Jeffrey J. Fenton (“Fenton”), Jeffrey S. Wald (“Wald”) (collectively, the “Individual Defendants”), Steel Partners Holdings L.P. (“Steel Holdings”), SPH Group Holdings LLC1; and (iii) nominal defendant Steel Connect, Inc. (“STCN” or the “Company” and together with the Individual and Institutional Defendants, the “Defendants,” and the Defendants and Plaintiff together, the “Parties”) entered into a Stipulation and Agreement of Compromise, Settlement, and Release (the “Stipulation”)2 on October 18, 2024. The Settlement set forth in the Stipulation is contingent on its approval by the Court.

Please note: This Notice describes the rights you may have under the Stipulation and what steps you may, but are not required to, take concerning the proposed Settlement. If the Court approves the Settlement, the Parties will ask the Court to approve the Order and Final Judgment that would end the Action.

WHAT IS THE PURPOSE OF THIS NOTICE?

1. This Notice is provided to STCN stockholders pursuant to an order of the Court. This is not a solicitation from a lawyer. The purpose of this Notice is to inform you about the pendency of the Action, which was brought by the Plaintiff on behalf of and for the benefit of the Company and its stockholders, the proposed Settlement, a hearing on the proposed Settlement (the “Settlement Hearing”), and your right, among other things, to participate in the Settlement Hearing.

2. Pursuant to the Court’s Scheduling Order, the Settlement Hearing will be held on December 13, 2024, at 3:15 p.m., before the Honorable Morgan T. Zurn at Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801 (or at such a date and time as the Court may direct without further notice), to: (i) determine whether Plaintiff and Plaintiff’s counsel have adequately represented the interests of STCN and the Class; (ii) determine whether the proposed Settlement, as set forth in the Stipulation, should be approved by the Court as fair, reasonable, adequate, and in the best interests of the Company and the Class; (iii) determine whether an order and judgment should be entered approving the Settlement and dismissing the Action with prejudice, releasing, barring, and enjoining prosecution of Plaintiff’s Released Claims (as summarized in paragraph 51 below), upon the terms and conditions set forth in the Stipulation; (iv) hear and determine any objections to the Settlement; (v) hear and determine any Settlement Fees and Expenses Application, Service Award Request (as defined below), and/or Mootness Fee Application as summarized in paragraphs 53 and 54 below; and (vi) hear other such matters as the Court may deem necessary and appropriate.

3. The Court has reserved the right to adjourn and reconvene the Settlement Hearing without further notice to you other than by announcement at the Settlement Hearing or any adjournment thereof. The Court has further reserved the right to approve the Settlement, at or after the Settlement Hearing, with such modifications as may be consented to by the Parties to the Stipulation and without further notice of any kind.

[1]	Steel Holdings and SPH Group Holdings are referred to as the “Institutional Defendants.” The Individual Defendants and the Institutional Defendants are referred to as the “Individual and Institutional Defendants.”
[2]	The capitalized terms used in this Notice and not otherwise defined are defined in the Stipulation. A copy of the Stipulation, including exhibits, is available at https://ir.steelconnectinc.com/investor-information.

WHAT IS THIS CASE ABOUT?

THE FOLLOWING RECITATION DOES NOT CONSTITUTE FINDINGS OF THE COURT AND SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF THE COURT AS TO THE MERITS OF ANY CLAIMS OR DEFENSES BY ANY OF THE PARTIES. IT IS BASED ON STATEMENTS OF THE PARTIES AND IS SENT FOR THE SOLE PURPOSE OF INFORMING YOU OF THE EXISTENCE OF THE ACTION AND OF THE PROPOSED SETTLEMENT OF THE ACTION SO THAT YOU MAY MAKE APPROPRIATE DECISIONS AS TO STEPS YOU MAY, OR MAY NOT, WISH TO TAKE IN RELATION TO THE ACTION.

4. Plaintiff has been a stockholder of STCN at all relevant times. The Individual Defendants were members of STCN’s Board of Directors at the time of some or all of the events alleged in the Complaint.

5. Plaintiff filed the Complaint on April 13, 2018. The Complaint sought relief derivatively on behalf of STCN and directly on behalf of the stockholders of STCN.

6. The Complaint alleges, among other things, that:

(i) Steel Holdings is a controlling stockholder of the Company;

(ii) Individual Defendants breached their fiduciary duties when, effective December 15, 2017, they approved the sale of 35,000 shares of newly created Series C Convertible Preferred Stock to Steel Holdings for $1,000 per share, for an aggregate purchase price of $35 million (the “Preferred Stock Transaction”) and caused STCN to issue a total of 5.5 million shares of common stock and restricted stock as equity grants to three directors affiliated with Steel Holdings (the “Equity Grants”) for the purpose of entrenching Steel Holdings and increasing its control of the Company by approving transactions that provided Steel Holding’s majority control at an unfair price and appointing two additional directors to the Board who lack independence from Steel Holdings;

(iii) Individual Defendants breached their fiduciary duties by filing and seeking stockholder action on the basis of a materially false and misleading Proxy Statement dated March 19, 2018 filed as Schedule 14A with the SEC (the “2017 Proxy”);

(iv) Individual Defendants breached their fiduciary duties by approving and/or accepting a stock award in violation of the terms of the Company’s stockholder-approved 2010 Incentive Award Plan (the “2010 Plan”); and

(v) Institutional Defendants aided and abetted the Individual Defendants’ breaches of fiduciary duties by causing the Board to approve the Preferred Stock Transaction and the Equity Grants for Steel Holding’s benefit.

7. The Complaint sought the following, among other, relief:

(i) A finding that the Equity Grants were not authorized by the 2010 Plan;

(ii) An order for rescission of 2018 amendments to the 2010 Plan and of the 1,450,000 shares granted to Lichtenstein, Howard, and Fejes contingent on those amendments;

(iii) An order for disgorgement of any compensation, stock, or Company property wrongfully obtained;

(iv) A finding that the 2017 Proxy was false and misleading;

(v) An award for the Company and/or the stockholders of the amount of damages it sustained as a result of Defendants’ alleged breaches of fiduciary duties and waste of corporate assets; and

(v) An award for Plaintiff of the costs, expenses, and disbursements of the action, including any attorneys’ and experts’ fees and, if applicable, pre-judgment and post-judgment interest.

8. Before bringing the Complaint, Plaintiff and his counsel obtained from the Company books and records under Section 220 of the Delaware General Corporation Law.

9. On June 8, 2018, Defendants moved to dismiss the Complaint.

10. On June 28, 2019, the Court issued a Memorandum Opinion granting in part and denying in part the motions to dismiss. The Court denied Defendants’ motions to dismiss with respect to the following claims: (1.) the derivative breach of fiduciary duty claims concerning the Preferred Stock Transaction against Lichtenstein, Kassan, Fejes, Howard; (2.) the derivative breach of fiduciary duty claims concerning the Equity Grants against the Individual Defendants; (3.) the derivative breach of fiduciary duty claim against Steel Holdings; (4.) the direct breach of fiduciary duty claims concerning the disclosures in the Proxy against the Individual Defendants; (5.) the unjust enrichment claims concerning the Equity Grants against Steel Holdings, Lichtenstein, Fejes, and Howard; and (6). the unjust enrichment claims concerning the Preferred Stock Transaction against Steel Holdings and SPH Group Holdings LLC.

11. The Court dismissed: (1) all direct claims, except for the disclosure claim; (2) the derivative breach of fiduciary duty claims concerning the Preferred Stock Transaction against Fenton, Lengyel, and Wald; (3) the aiding and abetting claims; (4) the unjust enrichment claims concerning the Equity Grants against SPH Group Holdings LLC; and (5) the unjust enrichment claims with respect to the Preferred Stock Transaction against Lichtenstein, Fejes, and Howard. The Court dismissed Steel Partners, LTD., Handy & Harman Ltd., and WHX CS Corp in their entirety.

12. On September 6, 2019, the Individual and Institutional Defendants filed answers to the Complaint, denying any liability and asserting various affirmative defenses.

13. In August and December of 2021, a total of 3.3 million equity shares of STCN Common Stock, consisting of 450,000 unvested shares and 2,850,000 vested shares (the “Surrendered Shares”), were surrendered by Lichtenstein, Fejes and Howard to STCN and cancelled. While the Surrendered Shares are not consideration for this Settlement, Plaintiff acknowledges that the Surrendered Shares reduced, and would have served as an offset against, Plaintiff’s claims for damages against Defendants in the Action, and Defendants acknowledge that Plaintiff’s prosecution of the claims in this Action was the cause of the surrender of the Surrendered Shares.

14. On February 18, 2022, the Parties filed a Stipulation and Agreement of Compromise, Settlement, and Release (the “Previous Settlement Stipulation”) contemplating the settlement of the Action (the “Previous Settlement”).

15. On September 21, 2022, the Parties filed an amendment to the Previous Settlement Stipulation.

16. On September 23, 2022, the Court rejected the Previous Settlement.

17. On April 30, 2023, the Company, Steel Holdings and certain entities affiliated with Steel Holdings (together with Steel Holdings, the “SP Investors”) entered into a transfer and exchange agreement pursuant to which Steel Holdings and certain affiliates transferred certain assets held by them in exchange for 3,500,000 shares of Series E Convertible Preferred Stock of the Company (the “Exchange Transaction”).

18. In connection with and as a condition of the Exchange Transaction, the Company and the SP Investors entered into a stockholders’ agreement dated April 30, 2023 (the “Stockholders’ Agreement”).

19. The Stockholders’ Agreement defines “Reith Litigation Proceeds” as all cash compensation, payments, penalties, interest and other damages, if any, recovered or received by the Company or any of its Affiliates (as defined in the Stockholders’ Agreement) as a result of the Reith Claims (as defined in the Stockholders’ Agreement), whether such compensation, penalties, interest or other damages are recovered at trial, upon appeal or in settlement.

20. The Stockholders’ Agreement defines “Reith Litigation Expenses” as, without duplication, the sum of all documented out-of-pocket fees, costs and expenses (including attorneys’ fees and expenses) reasonably incurred by the Company or any Subsidiary (as defined in the Stockholders’ Agreement) of the Company in pursuing, prosecuting and settling the Reith Claims; which shall (i) include (x) the fees and expenses of advisors and witnesses (including expert witnesses), court costs and out-of-pocket expenses reasonably incurred by current or former employees or advisors of the Company (excluding any compensation expenses of current employees of the Company) and (y) any Tax (as defined in the Stockholders’ Agreement) accrued or incurred as a result of the Company’s receipt of the Reith Litigation Proceeds to the extent that such Tax is not capable of being offset by any net-operating loss carryforwards or any current losses or deductions in the current year in which the Reith Litigation Proceeds are received, and (ii) exclude (x) any fees, costs and expenses incurred by any member of the SP Group (as defined in the Stockholders’ Agreement) and their Affiliates (other than the Company and any Subsidiary of the Company) and (y) any fees, costs and expenses that were paid from any settlement amount prior to distribution of the Reith Litigation Proceeds to the Company, in each case, as determined in good faith by the Independent Audit Committee (as defined in the Stockholder’s Agreement).

21. The Stockholders’ Agreement required seventy percent (70%) of any “Reith Net Litigation Proceeds” (Reith Litigation Proceeds minus Reith Litigation Expenses) to be promptly distributed by way of a special dividend or other distribution, as determined by the Board (the “Reith Distribution”), to the holders of STCN Common Stock outstanding on the record date (the “Record Date”) set by the Board for such dividend or other distribution, with the remaining thirty percent (30%) of the Reith Net Litigation Proceeds being retained by the Company.

22. In the Stockholders Agreement, the SP Investors agreed to waive any right to receive any portion of the Reith Distribution to the extent of any shares of STCN Common Stock held by the SP Investors as of the Closing (as defined in the Stockholders’ Agreement) or acquired upon conversion of the Convertible Instruments (as defined in the Stockholders’ Agreement), provided, however, to the extent any SP Investor acquired STCN Common Stock after the Closing (other than in connection with the conversion of the Convertible Instruments), it would be entitled to its pro-rata portion of the Reith Distribution with respect to its Net-Positive After-Acquired Stock Position (as defined in the Stockholders’ Agreement).

23. On June 21, 2023, the Company filed a certificate of amendment to the Company’s restated certificate of incorporation (the “Charter”) with the Secretary of State of the State of Delaware to effect a 1-for-3,500 reverse stock split (the “Reverse Stock Split”) of STCN Common Stock, par value $0.01 per share, followed immediately by the filing of a certificate of amendment to the Charter with the Secretary of State of the State of Delaware to effect a 375-for-1 forward stock split of STCN Common Stock (the “Forward Stock Split,” and, together with the Reverse Stock Split, the “Reverse/Forward Stock Split”). On a net basis, the Reverse/Forward Stock Split resulted in an approximate 1-for-9.333 reverse stock split.

24. Plaintiff’s counsel obtained and reviewed extensive document discovery produced or served in the Action, which totaled approximately 103,200 pages before the Parties filed the Previous Settlement Stipulation.

25. Following the rejection of the Previous Settlement, Plaintiff noticed nine depositions, prepared an updated scheduling order reflecting a new trial date, and pursued discovery with Defendants and third parties.

26. Plaintiff’s pursuit of additional discovery resulted in the production of approximately 4,300 pages of documents by Stout Risius and Ross, LLC and approximately 3,400 pages of documents by Cerberus Business Finance LLC in response to subpoenas served by Plaintiff.

27. Plaintiff also took the depositions of Special Committee member, Jeffrey Fenton, Steel Holdings President, Jack Howard, and STCN board member, William Fejes.

28. On January 4, 2024, the Parties conducted a mediation (the “Mediation”) before the Honorable Joseph R. Slights III (the “Mediator”).

29. At the end of the Mediation, upon confirming that Steel Holdings would, subject to board approval, agree to increase the allocation of any Reith Net Litigation Proceeds to holders of STCN Common Stock to one hundred percent (100%), the Mediator proposed the following (the “Mediator’s Proposal”): “The insurers . . . shall together fund the monetary component of a proposed settlement on behalf of all defendants named in the above-referenced action in the total amount of $6 million cash. That payment obligation, and Plaintiff’s obligation to accept that sum, are conditioned upon the parties to the action reaching agreement on substantive corporate governance reforms. The obligations to pay and accept the monetary consideration are further conditioned upon the parties’ negotiation of a binding, customary settlement agreement, to include a release of claims pending in the action, and approval of the settlement by the Court of Chancery.”

30. On January 10, 2024, all Parties accepted the Mediator’s Proposal.

31. The Parties subsequently negotiated a potential settlement based on the Mediator’s Proposal and agreed: (a) that officers and directors of the Company would not receive any portion of any Reith Distribution; (b) that if the Reith Litigation Expenses exceeded $450,000, Plaintiff could terminate the Settlement unless Defendants agreed to cap such Reith Litigation Expenses at no more than $450,000, exclusive of any fees and expenses awarded to Plaintiff and Plaintiff’s counsel; and (c) on the corporate governance reforms detailed in Exhibits A and B to the Stipulation.

32. On April 8, 2024, the Parties executed a Memorandum of Understanding (“MOU”) contemplating the Settlement among the Parties.

33. The Parties have since reached agreement on all Settlement terms aside from the source of any potential mootness fee awarded under a successful Mootness Fee Application.

34. Following an analysis of the strengths and weaknesses of the Action, including review and analysis of the discovery received, Plaintiff’s counsel believe that the Settlement provides the Company and its stockholders with substantial benefits that address each of the claims in the Complaint, to the extent such claims were not dismissed.

35. At all times, each of the Individual and Institutional Defendants has denied, and continues to deny, the allegations of wrongdoing in the Complaint, including that he or it committed a breach of a fiduciary duty.

36. Each of the Individual and Institutional Defendants expressly maintains that he or it has at all times complied with his or its fiduciary and other legal duties.

37. On ______________, 2024, the Court entered the Scheduling Order scheduling the Settlement Hearing; staying and suspending all proceedings in the Action, other than proceedings necessary to carry out the terms and conditions of the Stipulation and the Settlement, until further order of the Court; and enjoining the Plaintiff from commencing or prosecuting any action asserting any Released Claims as defined in the Stipulation.

WHY ARE THE PARTIES SETTLING?

38. Plaintiff and Plaintiff’s counsel have determined that the terms of the Settlement are fair, reasonable, adequate, and in the best interests of the Company and its stockholders and that it is reasonable to pursue a settlement of the Action based upon the terms and the procedures outlined in the Stipulation.

39. Defendants, solely to avoid the burden, expense, distraction, and uncertainties inherent in further litigation, and without admitting the validity of any allegations made in the Action, or acknowledging any liability with respect thereto, have concluded that it is desirable that the claims against them be settled on the terms reflected in the Stipulation.

40. Defendants maintain that they have not breached any fiduciary duty, have not engaged in any of the wrongful acts alleged in the Action, and expressly maintain that each of them diligently and scrupulously complied with his or its fiduciary and other legal duties, as applicable, and entered into the Stipulation solely to eliminate the burden and expense inherent in further litigation. Similarly, Plaintiff’s entry into the Stipulation is not an admission as to the lack of merit of any of the claims asserted in the Action, or any admission of the validity of any of Defendants’ defenses to liability. Each of the Parties recognizes and acknowledges, however, that the Action was brought by the Plaintiff in good faith and defended by Defendants and the Company in good faith, and that the Action is being voluntarily settled with the advice of counsel.

WHAT ARE THE TERMS OF THE SETTLEMENT?

41. The terms and conditions of the Settlement are set forth in detail in the Stipulation, which has been filed with the Court. The Settlement is subject to and will become effective only upon approval by the Court. This Notice includes only a summary of various terms of the Settlement, and it does not purport to be a comprehensive description of its terms, which are available for review as described.

42. Individual and Institutional Defendants shall cause their directors’ and officers’ liability insurance carriers to pay the amount of $6,000,000 in cash (the “Settlement Payment”) to STCN for distribution in accordance with the Stockholders’ Agreement as amended, so as to distribute one hundred percent (100%) of the Reith Net Litigation Proceeds to the Holders of STCN Common Stock as determined on the Record Date (the “Increased Reith Distribution”). For the avoidance of doubt, STCN shall have no right to receive the Settlement Payment other than for purposes of deducting and paying or reimbursing the Reith Litigation Expenses and serving as a payment agent for the Increased Reith Distribution.

43. The SP Investors have agreed to waive any right to receive any portion of the Increased Reith Distribution to the extent of any shares of STCN Common Stock held by the SP Investors as of the Closing (as defined in the Stockholders’ Agreement) or acquired upon conversion of the Convertible Instruments (as defined in the Stockholders’ Agreement), provided, however, as specified in the Stockholders Agreement, to the extent any SP Investor has acquired or will acquire STCN Common Stock after the Closing (other than in connection with the conversion of the Convertible Instruments), it will be entitled to its pro-rata portion of the Increased Reith Distribution with respect to its Net-Positive After-Acquired Stock Position (as defined in the Stockholders’ Agreement).

44. All directors and officers of STCN have agreed to waive any right to receive any portion of the Increased Reith Distribution to the extent of any shares of STCN Common Stock they hold.

45. The Settlement is conditioned upon the STCN Board of directors approving the corporate governance matters set forth in Exhibit B to the Stipulation, and the parties to the Stockholders’ Agreement amending the Stockholders’ Agreement as reflected in Exhibit A to the Stipulation, which includes the increase from 70% to 100% of the Reith Litigation Proceeds being distributed to holders of STCN common stock. The corporate governance matters include requirements regarding: (i) the independence of Independent Audit Committee members; (ii) approval by the Independent Audit Committee or Disinterested Audit Committee for certain Related Party Transactions; (iii) consideration of compensation clawbacks; (iv) maintaining documentation of awards made under the Company’s stock plans; (v) compensation disclosures in public filings; (vi) approval of equity awards; and (vii) the independence of board committee membership. The corporate governance requirements will remain in effect until the earlier of (a) April 8, 2026, or (b) the date upon which any person or group of related persons owns 100% of the equity securities of STCN.

46. The class certification and release set forth in paragraphs 49 and 51 below will occur.

47. In August and December of 2021, total of 3.3 million equity shares of STCN Common Stock, consisting of 450,000 unvested shares and 2,850,000 vested shares (the “Surrendered Shares”), were surrendered by Lichtenstein, Fejes and Howard to STCN and cancelled.3 While the Surrendered Shares are not consideration for this Settlement, Plaintiff acknowledges that the Surrendered Shares reduced, and would have served as an offset against, Plaintiff’s claims for damages against Defendants in the Action, and Defendants acknowledge, as Plaintiff contends, that Plaintiff’s prosecution of the claims in this Action was the cause of the surrender of the Surrendered Shares. Defendants represent that they would not have surrendered the Surrendered Shares absent the Previous Settlement, but Defendants ultimately decided to surrender them earlier than required under the Previous Settlement on account of tax considerations associated with the calendar year in which the surrender would be deemed to have occurred.

48. Plaintiff acknowledges that the Stockholders’ Agreement is not consideration for this Settlement, but he acknowledges that the Stockholders’ Agreement put in place protections for STCN’s minority stockholders in part in response to the claims asserted in this Action, and that the Stockholders’ Agreement would have served as a partial remedy for claims made by Plaintiff in this Action. Defendants acknowledge, as Plaintiff contends, that Plaintiff’s prosecution of the claims in this Action was a substantial cause of the Stockholders’ Agreement.

[3]	The Surrendered Shares were cancelled prior to the Reverse/Forward Stock Split. The Surrendered Share count is expressed in Pre-Reverse/Forward Stock Split shares.

WHAT WILL HAPPEN IF THE SETTLEMENT IS APPROVED? WHAT CLAIMS WILL THE SETTLEMENT RELEASE?

49. If the Settlement is approved, the Court will enter an Order and Final Judgment (the “Judgment”). For purposes of settlement, the Court will certify a non-opt-out class (the “Class”) consisting of all record holders and beneficial owners of shares of common stock of Steel Connect, Inc. who owned shares between and including December 15, 2017 and February 18, 2022 with standing to assert the Released Claims, including any and all of their respective successors-in-interest, successors, predecessors-in-interest, predecessors, representatives, trustees, executors, administrators, estates, heirs, transferees, and assigns, immediate and remote, and any person acting for or on behalf of, or claiming under, any of them, and each of them, together with their respective successors-in-interest, successors, predecessors-in-interest, predecessors, transferees, and assigns, in their capacities as such only.

50. Pursuant to the Judgment, the terms of settlement summarized in paragraphs 41 through 46 above will take effect.

51. Pursuant to the Judgment, the Action will be dismissed with prejudice and the following releases will bind the Parties, including STCN, and the Company Stockholders, including the Class:

Plaintiff’s Released Claims: Plaintiff, STCN, and each and every member of the Class, including any and all of their respective successors-in-interest, successors, predecessors-in-interest, predecessors, representatives, trustees, executors, administrators, estates, heirs, transferees, and assigns, immediate and remote, and any person acting for or on behalf of, or claiming under, any of them, and each of them, together with their respective successors-in-interest, successors, predecessors-in-interest, predecessors, transferees, and assigns in their capacities as such only (collectively, the “Company Stockholders”), fully, finally, and forever release, settle, and discharge, and shall forever be enjoined from prosecuting, against the Individual and Institutional Defendants, all past and present officers and directors of STCN, any other of Defendants’ or STCN’s past and present officers or directors, and any of their respective agents, representatives, estates, affiliates, direct and indirect parent and subsidiary entities, partners, members, insurers, reinsurers, and advisors (collectively, the “Defendant Releasees”), any and all claims, complaints, petitions, sanctions, or assertions of wrongdoing in any way, shape or form, including unknown claims, that Plaintiff asserted in the complaint filed in the Action, or that STCN could have asserted directly, or that Plaintiff or any other STCN stockholder could have asserted derivatively on behalf of STCN or that any Class member could have asserted directly, in any forum, based upon, arising out of, relating to, or concerning (which phrases are intended to be construed as broadly as permitted under applicable Delaware law as to the scope of releases provided in consideration for settlement of derivative or class claims) the matters alleged in any complaint filed in the Action, including without limitation (i) equity shares granted by STCN to Lichtenstein, Fejes and Howard; (ii) the December 2017 ModusLink/IWCO merger and the financing arrangements concurrent therewith, including the preferred stock transaction between STCN and SPH Group Holdings LLC; and (iii) the 2017 Proxy and the stockholder vote that followed it (collectively, “Plaintiff’s Released Claims”). Notwithstanding anything to the contrary herein, Plaintiff’s Released Claims shall not include (a) claims relating to the enforcement of the Settlement; (b) claims between STCN or its officers, directors, or employees, on the one hand, and any insurer for STCN or any of the Defendants, on the other hand; (c) claims for any conduct after April 8, 2024; (d) claims arising from the Exchange Transaction; or (e) claims for any conduct regarding any proposed combination of Steel Holdings and the Company that is not alleged in the Action.

Defendants’ Released Claims: The Individual and Institutional Defendants, on behalf of themselves, and their respective heirs, executors, administrators, predecessors, successors, and assigns in their capacities as such only, will fully, finally and forever release, settle, and discharge, and shall forever be enjoined from prosecuting, against Plaintiff, his respective counsel, and all agents, representatives, estates, insurers, reinsurers, and advisors of any of the foregoing (collectively, the “Plaintiff Releasees”), any and all claims, complaints, petitions, sanctions, or assertions of wrongdoing in any way, shape or form, including unknown claims, arising out of or relating to the 220 demand, or the investigation, commencement, prosecution or settlement of the Action (the “Defendants’ Released Claims” and together with Plaintiff’s Released Claims, the “Released Claims”). Notwithstanding anything to the contrary herein, Defendants’ Released Claims shall not include (a) any claims relating to the enforcement of the Settlement; and (b) claims involving any insurer for STCN or any of the Defendants.

Release of Unknown Claims: The releases summarized above include a provision expressly waiving provisions of law that may limit the release of unknown claims.

52. Pending final determination of whether the Settlement should be approved, all proceedings in the Action, other than such proceedings as may be necessary to carry out the terms and conditions of the Settlement, are stayed and suspended until further order of the Court. Pending final determination of whether the Settlement should be approved, Plaintiff and all STCN stockholders are barred and enjoined, to the maximum extent permitted under law, from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any of Plaintiff’s Released Claims as defined in the Stipulation, either directly, representatively, derivatively, or in any other capacity.

HOW WILL THE ATTORNEYS BE PAID?

53. The Parties did not discuss attorneys’ fees before finalizing the substantive terms of the Settlement. After reaching agreement on the substantive terms of the Settlement, the Parties negotiated concerning the amount of fees and reimbursement of expenses to be awarded Plaintiff’s counsel pursuant to any Settlement Fees and Expenses Application, with such award to be paid out of the Settlement Payment, but the Parties did not reach agreement regarding such amount. Plaintiff and Plaintiff’s counsel shall apply for an award of up to $1.2 million for fees and expenses arising from the Settlement, contingent on Court approval, with such award to be paid out of the Settlement Payment. Defendants reserve all rights with respect to such Settlement Fees and Expenses Application. Additionally, Plaintiff intends to request that the Court award him a service award in compensation of his time, effort and expenses in connection with the Action and the Settlement (the “Service Award Request”). Any amount granted by the Court upon the Service Award Request shall be paid exclusively out of Plaintiff’s counsel’s fee and expense award and will not reduce any payment to the Company or any Class Member. The Court’s disposition of the Settlement Fees and Expenses Application and Service Award Request shall not affect the validity of the Settlement.

54. Over and above the fees and expenses associated with the Settlement, Plaintiff’s counsel intend to seek an award of fees and expenses associated with the benefits that were obtained by the Company as a result of the Previous Settlement, including the Surrendered Shares (referenced herein as the Mootness Fee Application). Plaintiff’s counsel reserve the right to apply for a mootness fee from the Company of no more than $1 million. The Parties have not reached agreement regarding the source and amount of any potential mootness fee awarded under a successful Mootness Fee Application. The Parties’ principal disagreement concerns whether any Court-awarded mootness fee is a Reith Litigation Expense (as defined in the Stockholders’ Agreement, see supra paragraph 20) to be paid out of the Settlement Payment. Plaintiff contends that the definition of Reith Litigation Expenses in the Stockholders’ Agreement does not include mootness fees awarded to Plaintiff in connection with the Action. Defendants disagree, and, in the alternative, believe that the Independent Audit Committee is responsible for determining whether mootness fees represent a Reith Litigation Expense. The Parties reserve all rights regarding the Mootness Fee Application.

WHEN AND WHERE WILL THE SETTLEMENT HEARING BE HELD? DO I HAVE THE RIGHT TO APPEAR AT THE SETTLEMENT HEARING?

55. The Court will consider the Settlement and all matters related to the Settlement at the Settlement Hearing. The Settlement Hearing will be held on December 13, 2024, at 3:15 p.m., before the Honorable Morgan T. Zurn at Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801 (or at such a date and time as the Court may direct without further notice).

56. At the Settlement Hearing, the Court will, among other things: (i) determine whether Plaintiff and Plaintiff’s counsel have adequately represented the interests of STCN and its stockholders; (ii) determine whether the proposed Settlement, as set forth in the Stipulation, should be approved by the Court as fair, reasonable, adequate, and in the best interests of the Company and its stockholders; (iii) determine whether an order and judgment should be entered approving the Settlement and dismissing the Action with prejudice, releasing, barring, and enjoining prosecution of any and all of the Released Claims summarized in paragraph 51 above, upon the terms and conditions set forth in the Stipulation; (iv) hear and determine any objections to the Settlement; (v) hear and determine any Settlement Fees and Expenses Application, Service Award Request, and/or Mootness Fee Application as summarized in paragraphs 53 and 54 above; and (vi) hear other such matters as the Court may deem necessary and appropriate.

57. Please note: The Court has reserved the right to adjourn the Settlement Hearing at such hearing or any adjournment thereof, without further notice of any kind other than by oral announcement at the Settlement Hearing or any adjournment thereof. The Court has further reserved the right to approve the Settlement, at or after the Settlement Hearing, with such modifications as the Parties may agree to, without further notice to stockholders. You should monitor the Court’s docket before making plans to attend the Settlement Hearing. You may also confirm the date and time of the Settlement Hearing by contacting Plaintiff’s counsel as indicated in paragraph 58 below.

58. Any member of the Class or current Company stockholder may object to the Settlement. Objections must be in writing and must be filed, together with copies of all other papers and briefs supporting the objection, with the Register in Chancery, Court of Chancery, 500 North King Street, Wilmington, Delaware 19801 no later than fourteen (14) days prior to the Settlement Hearing. Objections must also be served (by e-mail or hand, first class mail, or express service) on the counsel listed below such that they are received no later than fourteen (14) days prior to the Settlement Hearing:

Travis Ferguson MCCARTER & ENGLISH, LLP 405 North King Street, 8th Floor Wilmington, DE 19801 (302) 984-6300 Attorneys for Plaintiff

A. Thompson Bayliss

Eric A. Veres

ABRAMS & BAYLISS LLP

20 Montchanin Road, Suite 200

Wilmington, Delaware 19807

(302) 778-1000

Attorneys for Defendants

Warren G. Lichtenstein, Glen M. Kassan, William T. Fejes, Jr., Jack L. Howard, Steel Partners Holdings L.P., and SPH Group Holdings LLC

Richard P. Rollo

Matthew D. Perri

Andrew L. Milam

RICHARDS, LAYTON & FINGER, P.A.

One Rodney Square

920 North King Street

Wilmington, Delaware 19801

(302) 651-7700

Attorneys for Defendants

Jeffrey J. Fenton and Jeffrey S. Wald

Andrea S. Brooks WILKS LAW LLC 4250 Lancaster Pike, Suite 200 Wilmington, Delaware 19805 (302) 225-0850 Attorneys for Nominal Defendant Steel Connect, Inc.

59. Any objections must: (a) state the name of the objector and, if not represented by counsel, the address and telephone number of the objector, or if represented by counsel, the name, address, and telephone number of the objector’s counsel; (b) be signed by the objector or the objector’s counsel; (c) state that the objection is being filed with respect to “Reith v. Lichtenstein, et al., C.A. No. 2018-0277-MTZ”; (d) contain a specific, written statement of the objection(s) and the specific reason(s) for the objection(s), including any legal and evidentiary support the objector wishes to bring to the Court’s attention, and if the objector has indicated that he, she, or it intends to appear at the Settlement Hearing, the identity of any witnesses the objector may call to testify and any exhibits the objector intends to introduce into evidence at the hearing; and (e) include documentation sufficient to show stock ownership of STCN stock.

60. You may file a written objection without having to appear at the Settlement Hearing. You may not, however, appear at the Settlement Hearing to present your objection unless you first filed and served a written objection in accordance with the procedures described above, unless the Court orders otherwise.

61. Any STCN stockholder or Class member wishing to be heard orally at the Settlement Hearing is required to file and serve a timely written objection as described above, and must also serve a notice of intention to appear with the Register in Chancery (either electronically by File & ServeXpress, by hand, or by overnight mail) and serve it on Plaintiff’s counsel and counsel for each of the Defendants at the addresses set forth in paragraph 58 above so that it is received no later than fourteen (14) days prior to the Settlement Hearing. Persons who intend to object and desire to present evidence at the Settlement Hearing must include in their written objection or notice of appearance the identity of any such witnesses they may call to testify and exhibits they intend to introduce into evidence at the hearing. Such persons may be heard orally at the discretion of the Court.

62. You are not required to hire an attorney to represent you in making written objections or in appearing at the Settlement Hearing. However, if you decide to hire an attorney, it will be at your own expense, and that attorney must file a notice of appearance with the Court and serve it on Plaintiff’s counsel and counsel for each of the Defendants at the addresses set forth in paragraph 58 above so that the notice is received no later than fourteen (14) days prior to the Settlement Hearing.

63. Unless the Court orders otherwise, any person or entity who does not make his, her, or its objection in the manner described above shall be deemed to have waived his, her, or its right to object to any aspect of the proposed Settlement, and shall forever be barred and foreclosed from objecting to the fairness, adequacy, or reasonableness of the Settlement or from otherwise being heard concerning the Settlement in this or any other proceeding.

64. If the Court determines that the Settlement, as provided for in the Stipulation, is fair, reasonable, adequate, and in the best interests of the Company and its stockholders, the Parties to the Action will ask the Court to enter the Judgment, which will, among other things:

a.	Approve the Settlement as fair, reasonable, adequate, and in the best interests of the Company and its Stockholders and approve the consummation of the Settlement in accordance with its terms and conditions;

b.	Determine that the requirements of the rules of the Court and due process have been satisfied in connection with this Notice; and

c.	Dismiss the Action with prejudice on the merits and, upon the Effective Date, grant the releases described above in accordance with the terms and conditions of the Stipulation.

NOTICE TO PERSONS OR ENTITIES HOLDING SHARES OF
COMMON STOCK OF STCN FOR THE BENEFIT OF OTHERS

65. Brokerage firms, banks, and/or other persons or entities who hold shares of the stock of STCN for the benefit of others are directed to either (a) promptly request from STCN sufficient copies of this Notice to forward to all such beneficial owners and after receipt of the requested copies promptly forward such Notices to all such beneficial owners; or (b) promptly provide a list of the names and addresses of all such beneficial owners to STCN, after which STCN will promptly send copies of the Notice to such beneficial owners. Any request for copies of the Notice and any provision of beneficial owner lists may be made to:

Broadridge Corporate Issuer Solutions

c/o Broadridge Financial Solutions, Inc.,

51 Mercedes Way, Edgewood, NY 11717,

Attn: Corporate Action Dept

Email: BCISClassActionMailingService@broadridge.com

CAN I SEE THE COURT FILE? WHOM SHOULD I CONTACT IF I HAVE QUESTIONS?

66. This Notice does not purport to be a comprehensive description of the Action, the allegations related thereto, or the terms of the Settlement. For more detailed information about the matters involved in the Action, you may view the papers on file in the Action, including the Stipulation, during regular office hours at the Office of the Register in Chancery in the Court of Chancery of the State of Delaware, 500 North King Street, Wilmington, Delaware 19801. If you have questions regarding the Settlement, you may write Plaintiff’s counsel at the addresses set forth in paragraph 58 above.

PLEASE DO NOT TELEPHONE THE COURT OR THE REGISTER OF CHANCERY REGARDING THIS NOTICE.

BY ORDER OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE

Dated: ___________, 2024	_______________________________________
Register in Chancery